As filed with the Securities and Exchange Commission on March 6, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

PINNACLE ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

95-3667491

(I.R.S. Employer Identification No.)

3980 Howard Hughes Parkway

Las Vegas, Nevada 89169 (702) 541-7777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Elliot D. Hoops, Esq.

Pinnacle Entertainment, Inc.

3980 Howard Hughes Parkway

Las Vegas, Nevada 89169 (702) 541-7777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Rikard D. Lundberg, Esq.

Brownstein Hyatt Farber Schreck, LLP

410 Seventeenth Street, Suite 2200

Denver, Colorado 80202

(303) 223-1100

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee
Debt Securities	(1)(2)
Guarantees	(1)(3)
Preferred Stock	(1)(2)
Depositary Shares (4)	(1)(2)
Common Stock, par value $0.10 per share (5) (6)	(1)(2)

Warrants	(1)(2)
Rights (6)	(1)(2)
Purchase Contracts	(1)(2)
Units (7)	(1)(2)

(1) An indeterminate aggregate initial offering price or number of securities of the identified class is being registered as may from time to time be issued at indeterminate prices. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions. This registration statement also covers an indeterminate amount of securities that may be issued in exchange for, or upon conversion or exercise of, as the case may be, any securities registered hereunder that provide for conversion, exercise or exchange.

(2)	In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(3)	Pursuant to Rule 457(n), no separate registration fee is payable with regard to the guarantees.

(4) Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock or other equity stock and will be evidenced by a depositary receipt.

(5) Each share of common stock includes one associated preferred stock purchase right exercisable according to the terms of the Rights Agreement (as defined below) and may in the future include other similar rights, each as described in “Description of Common Stock.” No separate consideration was received with respect to the issuance of preferred stock purchase rights and no separate consideration is expected to be received for any other similar rights.

(6) An indeterminate number of preferred stock purchase rights to purchase, under certain circumstances as described in the Rights Agreement, shares of the Registrant’s Series A Junior Participating Preferred Stock that attached to the Registrant’s common stock under a Rights Agreement, dated as of November 6, 2014, between the Registrant and American Stock Transfer & Trust Company, LLC, as rights agent, or Rights Agreement, is being registered as may from time to time be attached to an offering of the Registrant’s common stock.

(7) Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may be any of the securities registered under this Registration Statement, as amended, which securities may or may not be separable from one another.

TABLE OF ADDITIONAL REGISTRANTS*

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices
ACE Gaming, LLC	New Jersey	54-2131351	*	*
Ameristar Casino Black Hawk, Inc.	Colorado	20-1290693	*	*
Ameristar Casino Council Bluffs, Inc.	Iowa	93-1151022	*	*
Ameristar Casino St. Charles, Inc.	Missouri	36-4401002	*	*
Ameristar Casino Kansas City, Inc.	Missouri	36-4401000	*	*
Ameristar Casino Vicksburg, Inc.	Mississippi	64-0827382	*	*
Ameristar East Chicago Holdings, LLC	Indiana	26-0302265	*	*
Ameristar Casino East Chicago, LLC	Indiana	26-0302265	*	*
Ameristar Casino Springfield, LLC	Massachusetts	45-4247313	*	*
Ameristar Lake Charles Holdings, LLC	Louisiana	38-3871352	*	*
AREP Boardwalk Properties LLC	Delaware	26-4464389	*	*
Belterra Resort Indiana, LLC	Nevada	93-1199012	*	*
Boomtown, LLC	Delaware	94-3044204	*	*
Casino Magic, LLC	Minnesota	64-0817483	*	*
Cactus Pete’s, Inc.	Nevada	88-0069444	*	*
Louisiana-I Gaming, a Louisiana Partnership in Commendam	Louisiana	72-1238179	*	*
OGLE HAUS, LLC	Indiana	31-1672109	*	*
PNK (Baton Rouge) Partnership	Louisiana	72-1246016	*	*
PNK (BOSSIER CITY), INC.	Louisiana	64-0878110	*	*
PNK Development 7, LLC	Delaware	20-4328580	*	*
PNK Development 8, LLC	Delaware	20-4486902	*	*
PNK Development 9, LLC	Delaware	20-4328766	*	*
PNK Development 33, LLC	Delaware	46-5448238	*	*
PNK Development 34, LLC	Delaware	47-3308878	*	*
PNK Development 35, LLC	Delaware	47-3319487	*	*
PNK (LAKE CHARLES), L.L.C.	Louisiana	02-0614452	*	*
PNK (Ohio), LLC	Ohio	27-3970406	*	*
PNK (Ohio) II, LLC	Ohio	36-4701883	*	*
PNK (Ohio) III, LLC	Ohio	32-0344828	*	*
PNK (River City), LLC	Missouri	20-4330736	*	*
PNK (SAM), LLC	Texas	45-4786384	*	*
PNK (SAZ), LLC	Texas	46-0784066	*	*
President Riverboat Casino-Missouri, Inc.	Missouri	43-1525395	*	*
Yankton Investments, LLC	Nevada	83-0445853	*	*

* This list does not purport to be a complete list of all of the subsidiaries of Pinnacle Entertainment, Inc.

** c/o Pinnacle Entertainment, Inc., 3980 Howard Hughes Parkway, Las Vegas, Nevada 89169 (702) 541-7777

PROSPECTUS

PINNACLE ENTERTAINMENT, INC.

$1,500,000,000

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

WARRANTS

RIGHTS

GUARANTEES OF DEBT SECURITIES

PURCHASE CONTRACTS

UNITS

We may offer and issue from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $1,500,000,000 aggregate dollar amount of any combination of the securities described in this prospectus, including debt securities, preferred stock (either separately or represented by depositary shares), common stock, warrants, rights and purchase contracts, as well as units that include any of these securities or securities of one or more other entities. The debt securities, preferred stock, warrants, rights, purchase contracts and units may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of our company or debt or equity securities of one or more other entities. This prospectus also covers guarantees, if any, of our obligations under any debt securities, which may be given by one or more of our subsidiaries.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and any other information relating to a specific offering including the specific manner in which the securities may be offered, will be set forth in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and each applicable prospectus supplement carefully before you invest. No person may use this prospectus to offer or sell our securities unless a prospectus supplement accompanies this prospectus.

The prospectus supplement will also set forth the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of any securities. We will also name the managing underwriters with respect to each class or series of securities sold to or through underwriters in the applicable prospectus supplement.

Investing in our securities involves risks. See the “Risk Factors” on page 6 of this prospectus and in the applicable prospectus supplement for certain risks that you should consider before investing in our securities.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. Our net proceeds from any offering will be the purchase price minus the following: the discount if we offer through an underwriter; the commission if we use an agent; and other expenses attributable to issuance and distribution. We may also sell securities directly to investors on our own behalf. In the case of sales made directly by us, no commission will be payable. See “Plan of Distribution” in this prospectus for possible indemnification arrangements with dealers, underwriters and agents, and for general information about the distribution of securities offered.

Our common stock trades on the New York Stock Exchange under the symbol “PNK”. Our principal executive offices are located at 3980 Howard Hughes Parkway, Las Vegas, Nevada 89169.

None of the Securities and Exchange Commission, the Colorado Division of Gaming, the Colorado Limited Gaming Control Commission, the Louisiana Gaming Control Board, the Indiana Gaming Commission, the Iowa Racing and Gaming Commission, the Mississippi Gaming Commission, the Missouri Gaming Commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Ohio State Racing Commission, the Ohio Lottery Commission, the Texas Racing Commission or any state securities commission or any other gaming authority or other regulatory agency, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 6, 2015.

About this Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Using this process, we may offer any combination of the securities this prospectus describes in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, the applicable prospectus supplement and any other offering material, before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any other offering material. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer and sale is not permitted. You should not assume that the information appearing in this prospectus, any prospectus supplement, any other offering material or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement, any other offering material or any sale of a security. Our business, financial condition, results of operation and prospects may have changed since those dates.

When used in this prospectus, the terms “Pinnacle Entertainment,” “Pinnacle,” “the Company,” “we,” “us,” and “our” refer to Pinnacle Entertainment, Inc., a Delaware corporation, and its consolidated subsidiaries, unless the context otherwise requires.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the following location of the SEC:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports, proxy and information statements and other information that we electronically file with the SEC, which you can access over the Internet at http://www.sec.gov. We maintain a website at http://www.pnkinc.com with information about our company. Information contained on our web site or any other web site is not incorporated into this prospectus and does not constitute a part of this prospectus. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information referenced this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, where applicable, supersede this information. We incorporate by reference the following documents that we have filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules):

•	Our annual report on Form 10-K for the year ended December 31, 2014 (including, without limitation, Exhibit 99.1 thereto regarding gaming regulations filed on March 2, 2015);

•	Our proxy statement dated April 8, 2014 (with respect to information contained in such proxy statement that was incorporated into Part III of the Company’s annual report on Form 10-K only);

•	The description of our common stock contained in our registration statement on Form 8-A filed November 21, 1997, as amended by our registration statement on Form 8-A/A filed on August 10, 2001, our current reports on Form 8-K filed on January 26, 2004 and May 9, 2005 and including any other amendments or reports filed for the purpose of updating such description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed); and

•	The description of our preferred share purchase rights contained in our registration statement on Form 8-A filed on November 7, 2014, and including any other amendments or reports filed for the purpose of updating such description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed).

We also incorporate by reference into this prospectus any future filings (including any filings on the date hereof) we make with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K (including the related exhibits under Item 9.01) or as otherwise permitted by the SEC’s rules) under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. Such future filings will become part of this prospectus from the date that the documents are filed with the SEC.

This prospectus constitutes part of a registration statement on Form S-3 filed with the SEC under the Securities Act. It omits some of the information contained in the registration statement, and reference is made to the registration statement for further information with respect to us and the securities we are offering. Any statement contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the filed document. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its web site.

We will provide, without charge and upon oral or written request, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, a copy of any of the documents referred to above as being incorporated by reference into this prospectus but not delivered with it. You may obtain a copy of these filings, at no cost, by writing or calling us at Pinnacle Entertainment, Inc., Investor Relations, 3980 Howard Hughes Parkway, Las Vegas, Nevada 89169, (702) 541-7777. Exhibits to the filings will not be provided, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

Disclosure Regarding Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides certain “safe harbor” provisions for forward-looking statements. Except for the historical information contained in this prospectus, any prospectus supplement or offering materials and the documents incorporated by reference herein and therein, the matters addressed, as well as in reports we have filed with or furnished to the SEC or statements made by us, may constitute “forward-

looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, we may provide oral or written forward-looking statements in our periodic reports on Form 10-Q, Form 8-K, Form 10-K, press releases and other materials released to the public. All forward-looking statements made in this prospectus, any prospectus supplement or offering materials and the documents incorporated by reference herein and therein are made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as, but not limited to, “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “could,” “may,” “will,” “would,” “should,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements, which may include, without limitation, statements regarding expected results of operations and future operating performance and future growth, adequacy of resources to fund development and expansion projects, liquidity, financing options, including the state of the capital markets and our ability to access the capital markets, the state of the credit markets and economy, cash needs, cash reserves, operating and capital expenses, expense reductions, the sufficiency of insurance coverage, anticipated marketing costs at various projects, the future outlook of the Company and the gaming industry and pending regulatory and legal matters, the ability to separate the Company’s real estate assets into a real estate investment trust, or REIT, and the timing thereof, the ability to obtain financing in connection with the REIT transaction, the ability of the Company to continue to meet its financial and other covenants governing its indebtedness, the ability of the Company to sell or otherwise dispose of discontinued operations, the Company’s anticipated future capital expenditures, ability to implement strategies to improve revenues and operating margins at the Company’s properties, reduce costs and debt, the Company’s ability to successfully implement marketing programs to increase revenue at the Company’s properties, and the Company’s ability to improve operations and performance at Belterra Park and Boomtown New Orleans are all subject to a variety of risks and uncertainties that could cause actual results to differ materially from those anticipated by us. This can occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Factors that may cause our actual performance to differ materially from that contemplated by such forward-looking statements include, among others, the various risk factors discussed on Page 6, in addition to general domestic and international economic and political conditions as well as market conditions in our industry. For more information on the potential factors that could affect our operating results and financial condition in addition to the risk factors described above, review our filings (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) with the SEC, including our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and the risk factors described therein. Factors that may cause our actual performance to differ materially from that contemplated by such forward-looking statements include, among others:

•	Our business is particularly sensitive to reductions in consumers’ discretionary spending as a result of downturns in the economy or other changes we cannot accurately predict;

•	The gaming industry is very competitive and increased competition, including through legislative legalization or expansion of gaming by states in or near where we own properties or through Native American gaming facilities and Internet gaming, could adversely affect our financial results;

•	Our gaming operations rely heavily on technology services provided by third parties. In the event that there is an interruption of these services to us, it may have an adverse effect on our operations and financial conditions;

•	Our business may be harmed from cyber security risk and we may be subject to legal claims if there is loss, disclosure or misappropriation of or access to our guests’ or our business partners’ or our own information or other breaches of our information security;

•	Although we are pursuing a plan to separate our real estate assets from our operating assets in connection with a potential REIT transaction, the plan is subject to the successful resolution of various contingencies and we may not be successful in executing such plan on the time frame currently contemplated, or at all;

•	Legislative or other actions affecting REITs could have a negative effect on a potential REIT transaction;

•	There is no assurance that we will successfully complete contemplated financings, and therefore we may be unable to complete a potential REIT transaction;

•	Our shareholder rights agreement may not preserve our REIT’s ability to elect REIT status;

•	We face risks associated with growth and acquisitions;

•	We derived 31.6% and 29.7% of our revenues in 2014 from our casinos located in Louisiana and Missouri, respectively, and are especially subject to certain risks, including economic and competitive risks, associated with the conditions in those areas and in the states from which we draw patrons;

•	Our present indebtedness and projected future borrowings could adversely affect our financial health; future cash flows may not be sufficient to meet our obligations, and we may have difficulty obtaining additional financing; and we may experience adverse effects of interest rate fluctuations;

•	Our indebtedness imposes restrictive covenants on us;

•	To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control;

•	Our ability to obtain additional financing on commercially reasonable terms may be limited;

•	In the event that we undertake future development plans for capital-intensive projects we may be required to borrow significant amounts under our amended and restated credit facility and, depending on which projects are pursued to completion, may cause us to incur substantial additional indebtedness;

•	We may experience an impairment of our goodwill, other intangible assets, or long-lived assets, which could adversely affect our financial condition and results of operations;

•	Insufficient or lower-than-expected results generated from our new developments and acquired properties may negatively affect our operating results and financial condition;

•	Rising operating costs at our gaming properties could have a negative impact on our business;

•	The global recession has affected our business and financial condition, and economic conditions may continue to affect us in ways that we currently cannot accurately predict;

•	We are engaged from time to time in one or more construction and development projects, and many factors could prevent us from completing them as planned, including the escalation of construction costs beyond increments anticipated in our construction budgets;

•	Our industry is highly regulated, which makes us dependent on obtaining and maintaining gaming licenses and subjects us to potentially significant fines and penalties;

•	Potential changes in the regulatory environment could harm our business;

•	Our business may be adversely affected by legislation prohibiting tobacco smoking;

•	Adverse weather conditions, road construction, gasoline shortages and other factors affecting our facilities and the areas in which we operate could make it more difficult for potential customers to travel to our properties and deter customers from visiting our properties;

•	Our results of operations and financial condition could be materially adversely affected by the occurrence of natural disasters, such as hurricanes, or other catastrophic events, including war and terrorism;

•	The concentration and evolution of the slot machine manufacturing industry or other technological conditions could impose additional costs on us;

•	We operate in a highly taxed industry and it may be subject to higher taxes in the future. If the jurisdictions in which we operate increase gaming taxes and fees, our operating results could be adversely affected;

•	Natural disasters have made it more challenging for us to obtain adequate levels of Weather Catastrophe Occurrence/Named Windstorm, Flood and Earthquake insurance coverage for our properties;

•	We may incur property and other losses that are not adequately covered by insurance, which may harm our results of operations;

•	Work stoppages, organizing drives and other labor problems could negatively impact our future profits;

•	We face environmental and archaeological regulation of our real estate;

•	We are subject to litigation, which, if adversely determined, could cause us to incur substantial losses;

•	We are subject to certain federal, state and other regulations;

•	Climate change, climate change regulations and greenhouse effects may adversely impact our operations and markets;

•	We face business and regulatory risks associated with our investment in Asian Coast Development (Canada), Ltd.;

•	Our operations are largely dependent on the skill and experience of our management and key personnel. The loss of management and other key personnel could significantly harm our business, and we may not be able to effectively replace members of management who have left the company;

•	Some of our casinos are located on leased property. If we default on one or more leases, the applicable lessors could terminate the affected leases and we could lose possession of the affected casino;

•	We are subject to extensive governmental regulations that impose restrictions on the ownership and transfer of our securities; and

•	The market price for our common stock may be volatile, and you may not be able to sell our stock at a favorable price or at all.

In addition, these forward-looking statements could be affected by general domestic and international economic and political conditions, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in our industry.

We caution the reader that the risk factors described below may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot accurately predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Market Data

We use market and industry data throughout this prospectus, in any prospectus supplement, and in other offering materials and the documents incorporated by reference herein that we have obtained from market research, publicly available information and industry publications. These sources generally state that the information that they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. The market and industry data is often based on industry surveys and the preparers’ experience in the industry. Similarly, although we believe that the surveys and market research that others have performed are reliable, we have not independently verified this information.

The Company

Pinnacle Entertainment, Inc. is an owner, operator and developer of casinos and related hospitality and entertainment facilities. We own and operate 15 gaming entertainment properties, located in Colorado, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada and Ohio. We also hold a majority interest in the racing license owner, as well as a management contract, for Retama Park Racetrack outside of San Antonio, Texas. In addition to these properties, we own and operate a live and televised poker tournament series.

We own and operate gaming entertainment properties, all of which include gaming and dining facilities, and most of which include hotel, retail and other amenities. In addition, we manage a racetrack and own and operate a poker tour. Our operating results are highly dependent on the volume of customers at our properties, which, in turn, affects the price we can charge for our hotel rooms and other amenities. While we do provide casino credit in several gaming jurisdictions, most of our revenue is cash-based, with customers wagering with cash or paying for non-gaming services with cash or credit cards. Our properties generate significant operating cash flow. Our industry is capital-intensive, and we rely on the ability of our properties to generate operating cash flow to pay interest, repay debt costs and fund maintenance capital expenditures.

Our mission is to increase stockholder value. We seek to increase revenues through enhancing the guest experience by providing them with their favorite games, restaurants, hotel accommodations, entertainment and other amenities in attractive surroundings with high-quality guest service and guest rewards programs. We seek to improve cash flow by focusing on operational excellence and efficiency while meeting our guests’ expectations of value. Our long-term strategy includes disciplined capital expenditures to improve and maintain our existing properties, while growing the number and quality of our facilities by pursuing gaming entertainment opportunities we can improve, develop, or acquire. We intend to diversify our guest demographics and revenue sources by growing our portfolio of operating properties both domestically and internationally, while remaining gaming and entertainment centric. We intend to implement these strategies either alone or with third parties when we believe it benefits our stockholders to do so. In making decisions, we consider our stockholders, guests, team members and other constituents in the communities in which we operate.

We were incorporated in the State of Delaware in 1981 as the successor to a business that started in 1938. Our principal executive offices are located at 3980 Howard Hughes Parkway, Las Vegas, Nevada 89169, and our telephone number is (702) 541-7777.

Risk Factors

Investing in our securities involves risks. You should consider carefully the risk factors identified in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2014, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC, or in any prospectus supplement, before making an investment in the offered securities.

Ratio of Earnings to Fixed Charges

The following table sets forth the unaudited consolidated ratio of earnings to fixed charges for the periods shown:

	Year ended December 31,
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges (a)	1.2x	—	1.0x	1.2x	—

(a)	In computing the ratio of earnings to fixed charges: (x) earnings consist of the income from continuing operations before income taxes and fixed charges, excluding capitalized interest; and (y) fixed charges consist of the sum of interest expense, amortization of debt issuance costs, capitalized interest and the estimated interest component included in rental expense. Due principally to our large non-cash charges deducted to compute such earnings, calculated earnings were less than fixed charges by $56.4 million and $99.5 million for the fiscal years ended December 31, 2010 and 2013, respectively. Ratios of earnings to combined fixed charges and preferred stock dividends requirements are not presented because there was no outstanding preferred stock in any of the periods indicated.

Use of Proceeds

Unless indicated otherwise in the applicable prospectus supplement or other offering material, we expect to use the net proceeds from the sale of our securities for our operations and for other general corporate purposes, including, but not limited to, capital expenditures (including for new development projects), repayment or refinancing of borrowings, working capital, investments, acquisitions and the repurchase of our common stock. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the applicable prospectus supplement or other offering material relating to such offering. If net proceeds from a specific offering will be used to repay indebtedness, the applicable prospectus supplement or other offering material will describe the relevant terms of the debt to be repaid.

Description of Securities We May Offer

We may issue from time to time, in one or more offerings the following securities:

•	debt securities along with any related subsidiary guarantees;

•	shares of preferred stock;

•	depositary shares;

•	shares of common stock;

•	warrants exercisable for our debt securities, preferred stock, common stock or depositary shares and/or other securities;

•	rights to purchase our debt securities, preferred stock, common stock or other securities;

•	purchase contracts to purchase our securities at a future date or dates; and

•	units comprised of our debt securities, preferred stock, depositary shares, common stock, warrants, rights or purchase units, or other combinations of such securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and convertible into shares of common stock, another series of preferred stock or other securities.

This prospectus contains a summary of the material general terms of the various securities that we may offer. The specific terms of the securities will be described in a prospectus supplement, information incorporated by reference or other offering material, which may be in addition to or different from the general terms summarized in this prospectus. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and the sale of the offered securities.

Description of Debt Securities and Guarantees of Debt Securities

We may offer secured or unsecured debt securities of Pinnacle Entertainment, Inc., which may be convertible.

The debt securities and any related subsidiary guarantees will be issued under one or more indentures, each dated as of a date on or before the issuance of the debt securities to which it relates. Each indenture will be entered into between us, as obligor, a trustee chosen by us and qualified to act as a trustee under the Trust Indenture Act of 1939, or Trust Indenture Act, and any of our subsidiaries which guarantee our obligations under the indenture.

The forms of base indentures filed as exhibits to the registration statement of which this prospectus is a part include a form of base senior note indenture under which one or more series of senior debt securities and related guarantees may be issued and a form of base senior subordinated note and subordinated note indenture under which one or more series of senior subordinated debt securities and related guarantees and one or more series of subordinated debt securities and related guarantees may be issued, subject to any amendments or supplements to such base indentures as we may adopt from time to time, which forms are incorporated by reference into this prospectus. We use the term “indentures” to refer to the base senior note indenture and the base senior subordinated note and subordinated note indenture. You should read the indentures because they will control your rights as a holder of debt securities. The terms of the indentures will also be governed by the Trust Indenture Act. You should refer to the applicable indenture for more specific information.

The following description is a summary of selected general provisions relating to the debt securities, any guarantees and the indentures. When the debt securities are offered in the future, a prospectus supplement, information incorporated by reference, or other offering material as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the debt securities and the guarantees as described in a prospectus supplement, information incorporated by reference, or other offering material will supplement and, if applicable, may modify or replace the general terms described in this section.

Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description. This summary and any description of debt securities in the applicable prospectus supplement, information incorporated by reference or other offering material is subject to and is qualified in its entirety by reference to all the provisions of the applicable indenture, as such indenture may be supplemented, amended or modified from time to time as provided therein.

When we refer to “Pinnacle Entertainment,” “we,” “us,” or “our” in this section of the prospectus or when we otherwise refer to ourselves in this section of the prospectus, we mean only Pinnacle Entertainment, Inc. and not to any of our subsidiaries.

We use the term “trustee” to refer to the trustee or trustees under any of the indentures we may enter into.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations, will represent our senior, senior subordinated or subordinated obligations and may be issued from time to time in one or more series. The senior debt securities will rank equally with each other and with all of our other senior and unsubordinated debt, including, as of December 31, 2014, $850 million aggregate principal amount of our 6.375% senior notes due 2021 and $1.04 billion aggregate principal amount of our 7.50% senior notes due 2021. Unless otherwise specified in a prospectus supplement, the senior debt securities will effectively be subordinated to our secured indebtedness, including amounts we have borrowed under any secured or revolving term credit facility, such as our credit facility, to the extent of the collateral for such secured indebtedness. The senior subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to the senior indebtedness designated in such indenture or supplemental indenture, and will rank equally with our other senior subordinated indebtedness, including, as of December 31, 2014, $325 million principal amount of our unsecured 7.75% senior subordinated notes due 2022 and $350 million principal amount of our unsecured 8.75% senior subordinated notes due 2020. The subordinated debt securities will be subordinate and junior in right of payment, as more fully described in an indenture and in any applicable supplement to the indenture, to all of our senior and senior subordinated indebtedness designated in such indenture or supplemental indenture. All these debt securities will be structurally subordinate and junior to the liabilities of our subsidiaries, except to the extent of any guarantees (and the ranking thereof) of such debt securities given by our subsidiaries.

We will include in a supplement to this prospectus the specific terms of each series of the debt securities being offered. These terms will include some or all of the following:

•	the title, aggregate principal amount and classification of the debt securities;

•	any limit on the total principal amount of the debt securities; unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series;

•	the price or prices at which the debt securities will be issued, including the amount of discount or premium, if any, with which the debt securities will be issued;

•	the dates on which the debt securities will mature;

•	the interest rate or the method for determining the rate that the debt securities will bear and the date from which any interest will accrue;

•	the interest payment dates for the debt securities;

•	any mandatory or optional sinking fund or analogous provisions;

•	the place where we will pay, or the method of payment of, principal, premium and interest on the debt securities;

•	any mandatory or optional redemption periods and prices and any provisions for mandatory repurchase offers under certain circumstances;

•	the terms, if any, on which such debt securities will be subordinate to other debt, including whether such subordination is on a senior subordinated basis or a subordinated basis;

•	the provisions, if any, relating to any guarantees of the debt securities and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other debt of the guarantors;

•	the currency or currencies in which we will pay principal, premium and interest on the debt securities;

•	the portion of the principal amount of the debt securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof;

•	the manner in which we will determine the amounts of principal, premium or interest payments on the debt securities if these amounts may be determined by reference to an index or based on a formula;

•	provisions relating to covenant defeasance and legal defeasance provisions;

•	provisions relating to the satisfaction and discharge of the applicable indenture;

•	the security registrar and the paying agent for the debt securities;

•	if applicable, the terms of any right to convert debt securities into shares of, or exchange debt securities for, Pinnacle Entertainment common stock or other securities or property;

•	whether the securities issued by us will be secured or unsecured, and, if secured, what the collateral will consist of and, if applicable, the terms and conditions upon which any liens securing such securities may be subordinated to other liens securing other debt;

•	whether the debt securities will be issued in the form of one or more “global securities”, and if so, the depositary for that security or securities and information with respect to book-entry procedures;

•	the covenants of Pinnacle Entertainment with respect to a series of debt securities which are in addition to, modify or delete those described in the applicable indenture;

•	the events of default relating to the debt securities which are in addition to, modify or delete those described in the applicable indenture;

•	any listing or intended listing of the debt securities on a securities exchange; and

•	any other terms of the debt securities which are in addition to, modify or delete those described in the applicable indenture.

Unless otherwise indicated in a prospectus supplement, information incorporated by reference or other offering material, the debt securities will be issued in registered form, without coupons, and in denominations of $2,000 and any integral multiple of $1,000 in excess of $2,000.

To the extent applicable, we will also describe any special provisions for the payment of additional amounts with respect to the debt securities in a prospectus supplement, information incorporated by reference or other offering material.

We may issue debt securities at a discount below their stated principal amount, creating original issue discount, or OID, for United States federal income tax purposes. Even if we do not issue the debt securities below their stated principal amount, the debt securities may be deemed to have been issued with OID for such purposes because of certain interest payment characteristics. We will describe in a prospectus supplement, information incorporated by reference or other offering material the material United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe the material United States federal income tax considerations that may be applicable to the particular debt securities.

Selection and Notice Upon Optional Redemption

Optional redemption provisions, if any, relating to any series of debt securities will be described in any prospectus supplement. The indentures provide that, in the event of an optional redemption, if less than all of the debt securities of any series are to be redeemed at any time, the trustee will select the debt securities of such series to be redeemed among the holders of debt securities of such series as follows:

(1)	if the debt securities of such series are listed, in compliance with the requirements of the principal national securities exchange on which the debt securities of such series are listed, or

(2)	if the debt securities of such series are not so listed, on a pro rata basis, by lot or in accordance with any other method the trustee considers fair and appropriate.

No debt securities of less than $2,000 shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 15 but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at its registered address. Notices of redemption may be conditional in that we may, notwithstanding the giving of the notice of redemption, condition the redemption of the debt securities specified in the notice of redemption upon the completion of other transactions or other conditions as determined by us, such as refinancings or acquisitions (whether of us or by the us).

If any debt security is to be redeemed in part only, the notice of redemption that relates to such debt security shall state the portion of the principal amount thereof to be redeemed. A new debt security of such series in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original debt security. Debt securities called for redemption will become due on the date fixed for redemption, subject to the satisfaction of any conditions to such redemption. On and after the redemption date, subject to the satisfaction of any conditions to such redemption, interest will cease to accrue on the debt securities or portions of them called for redemption so long as the Company has deposited with the paying agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest, if any on the debt securities to be redeemed.

Covenants

In addition to any covenants specified in the applicable prospectus supplement for any series of debt securities, under the indentures, we will agree:

•	to pay the principal of, premium, if any, and interest and additional interest, if any, on the debt securities when due;

•	to maintain a place of payment;

•	to file reports with the SEC;

•	to deliver a certificate to the trustee each fiscal year reviewing our compliance with our obligations under the indentures;

•	to pay all material taxes; and

•	to preserve our corporate existence.

Merger, Consolidation, or Sale of Assets

Each of the indentures provides that Pinnacle Entertainment may not, in a single transaction or a series of related transactions, consolidate or merge with or into any person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of Pinnacle Entertainment and its subsidiaries, taken as a whole, to any person or adopt a plan of liquidation unless:

(1)	either

a.	in the case of a consolidation or merger, Pinnacle Entertainment, or any successor thereto, is the surviving or continuing corporation, or

b.	the person (if other than Pinnacle Entertainment) formed by such consolidation or into which Pinnacle Entertainment is merged or the person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of the properties and assets of Pinnacle Entertainment and its subsidiaries, taken as a whole, or in the case of a plan of liquidation, the person to which assets of Pinnacle Entertainment and its subsidiaries have been transferred (i) shall be a corporation or other entity organized and validly existing under the laws of the United States or any state thereof or the District of Columbia; provided, that if the successor is an entity other than a corporation, the debt securities shall be co-issued or assumed on a co-issuer basis by a corporation organized and validly existing under the laws of the United States or any state thereof or the District of Columbia and (ii) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the trustee), executed and delivered to the trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the debt securities and the performance of every covenant of the debt securities and the applicable indenture on the part of Pinnacle Entertainment to be performed or observed;

(2)	immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including giving effect to any indebtedness and acquired debt incurred or anticipated to be incurred and any lien granted in connection with or in respect of the transaction), no default and no event of default shall have occurred or be continuing; and

(3)	Pinnacle Entertainment or such other person shall have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance, other disposition or plan of liquidation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the applicable indenture and that all conditions precedent in the applicable indenture relating to such transaction have been satisfied.

Notwithstanding the provisions under this heading above:

(1)	any restricted subsidiary may consolidate with, or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to Pinnacle Entertainment, and

(2)	Pinnacle Entertainment may consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any person if such transaction is solely for the purpose of effecting a change in the state of incorporation or form of organization of Pinnacle Entertainment.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more subsidiaries of Pinnacle Entertainment, the capital stock of which constitutes all or substantially all of the properties and assets of Pinnacle Entertainment, shall be deemed to be the transfer of all or substantially all of the properties and assets of Pinnacle Entertainment.

As used in the applicable indenture and in this description, the word “person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization, or government agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of such entity, subdivision or business).

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of Pinnacle Entertainment in a transaction that is subject to, and that complies with the provisions of, the foregoing provision, the successor person formed by such consolidation or into or with which Pinnacle Entertainment is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of the applicable indenture referring to Pinnacle Entertainment shall refer instead to the successor person and not to Pinnacle Entertainment), and may exercise every right and power of Pinnacle Entertainment under the applicable indenture with the same effect as if such successor person had been named as Pinnacle Entertainment herein; provided, however, that the predecessor Pinnacle Entertainment and the guarantors shall not be relieved from the obligation to pay the principal of and interest on the debt securities and from any further obligation under the applicable indenture except in the case of a sale of all or substantially all of the properties and assets of such predecessor Pinnacle Entertainment and its subsidiaries, taken as a whole, in a transaction that is subject to, and that complies with the provisions of, the indentures described under this heading.

Events of Default and Remedies

Each indenture provides that each of the following constitutes an event of default with respect to debt securities of any series:

(1)	default for 30 days in the payment when due of interest (including any additional interest) on the debt securities of such series or the guarantees of such series;

(2)	default in payment of the principal of or premium, if any, on the debt securities of such series or the guarantees of such series when due and payable, at maturity, upon acceleration, redemption or otherwise;

(3)	failure to comply with any of our other agreements in the applicable indenture (other than an agreement that has been included in the applicable indenture solely for the benefit of a series of debt securities other than such series) or the debt securities of such series or the guarantees of such series for 60 days after written notice to us by the trustee or by holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding voting as a single class;

(4)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Pinnacle Entertainment or any guarantor (or the payment of which is guaranteed by Pinnacle Entertainment or any guarantor) whether such indebtedness or guarantee now exists, or is created after the such series of debt securities was first issued, which default:

a.	is caused by a failure to pay principal of or premium, if any, or interest, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default, or

b.	results in the acceleration of such indebtedness prior to its express maturity and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default as described above or the maturity of which has been so accelerated, aggregates $50 million or more;

(5)	failure by Pinnacle Entertainment or any guarantor to pay final judgments aggregating in excess of $50 million, net of any amounts reasonably expected to be covered by insurance, which judgments are not paid, discharged or stayed for a period of 60 days after such judgment or judgments become final and non-appealable; and

(6)	certain events of bankruptcy or insolvency with respect to Pinnacle Entertainment or certain significant subsidiary guarantors.

If an event of default with respect to the debt securities of any series (other than an event of default with respect to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing, then and in every such case, the trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding debt securities of such series may declare the principal amount, together with any accrued and unpaid interest and premium on all the debt securities of such series and guarantees of such series then outstanding to be due and payable, by a notice in writing to us (and to the trustee, if given by holders) specifying the event of default and that it is a “notice of acceleration” and on the fifth business day after delivery of such notice the principal amount, in either case, together with any accrued and unpaid interest and premium and additional interest, if any, on all debt securities of such series or the guarantees of such series then outstanding will become immediately due and payable, notwithstanding anything contained in the applicable indenture, the debt securities of such series or the guarantees of such series to the contrary. Upon the occurrence of specified events of default relating to bankruptcy, insolvency or reorganization with respect to Pinnacle Entertainment or any significant subsidiary guarantor or a group of subsidiary guarantors that, taken together as a whole, would constitute a significant subsidiary, the principal amount, together with any accrued and unpaid interest and premium and additional interest, if any, will immediately and automatically become due and payable, without the necessity of notice or any other action by any person.

Notwithstanding any other provision of the applicable indenture, the sole remedy for an event of default relating to the failure to comply with the SEC reporting covenant described above, and for any failure to comply with the requirements of Section 314(a) of the Trust Indenture Act, will for the 365 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the principal amount of the debt securities of such series at a rate equal to 0.50% per annum. This additional interest will be payable in the same manner and subject to the same terms as other interest payable under the applicable indenture. The additional interest will accrue on all outstanding debt securities of such series from and including the date on which an event of default relating to a failure to comply with the SEC reporting covenant described above or Section 314(a) of the Trust Indenture Act first occurs to but not excluding the 365th day thereafter (or such earlier date on which the event of default relating to the reporting covenant described above or Section 314(a) of the Trust Indenture Act shall have been cured or waived). On such 365th day (or earlier, if the event of default relating to such reporting obligations is cured or waived prior to such 365th day), such additional interest will cease to accrue and the debt securities of such series will be subject to the other remedies as provided under the heading of “—Events of Default and Remedies” if the event of default is continuing.

The holders of a majority in aggregate principal amount of the debt securities of such series then outstanding by notice to the trustee may on behalf of the holders of all of the debt securities of such series rescind an acceleration or waive any existing default or event of default with respect to the debt securities of such series and its consequences under the applicable indenture except a continuing default or event of default in the payment of principal of, premium, if any, or interest or additional interest, if any, on the debt securities of such series or the guarantees of such series. The waiver by the holders of any indebtedness described in clause (4) of the first paragraph of “—Events of Default and Remedies” above of the predicating default under such indebtedness shall be deemed a waiver of such default or event of default arising under, and a rescission of any acceleration resulting from the application of such clause (4), from the effective date, during the effective period and to the extent of, the waiver by the holders of such other indebtedness.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, agent, manager, partner, member, incorporator or stockholder of Pinnacle Entertainment or any guarantor, in such capacity, will have any liability for any obligations of Pinnacle Entertainment or any guarantor under any series of debt securities, the applicable indenture or the guarantees of such series or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of debt securities of such series by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the debt securities of such series and the guarantees of such series. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Payment Agent and Registrar

The trustee will initially act as paying agent and registrar for the debt securities. We may change any paying agent or registrar without notice to any holder of the debt securities.

Conversion Rights

If debt securities of any series are convertible into common stock or other securities or property, the related prospectus supplement will discuss the conversion terms. Those terms will include provisions as to whether the conversion is mandatory or at the option of the holder and may also include provisions for calculating the number of shares of common stock or other securities or property to be delivered upon conversion.

Transfer and Exchange

A holder may transfer or exchange debt securities in accordance with the applicable indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and we may require a holder to pay any taxes and fees required by law or permitted by the applicable indenture. We are not required to transfer or exchange any debt security selected for redemption. Also, we are not required to transfer or exchange any debt security of a particular series for a period of 15 days before a selection of debt securities of such series to be redeemed. The registered holder of a debt security will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the applicable indenture (including, without limitation, any provisions relating to any mandatory offer by Pinnacle Entertainment to purchase or repurchase any debt securities and the defined terms used therein), and the debt securities issued thereunder and the guarantees may be amended or supplemented, with respect to a particular series of debt securities affected by such amendment or supplement, with the consent of the holders of at least a majority in aggregate principal amount then outstanding of such series of debt securities voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such series debt securities), and, subject to certain exceptions, any existing default or compliance with any provision of the applicable indenture or the debt securities or the guarantees may be waived with respect to a particular series of debt securities with the consent of the holders of a majority in principal amount of the then outstanding debt securities of each such series voting as a separate class (including consents obtained in connection with a tender offer or exchange offer for such series of debt securities).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any debt securities held by a non-consenting holder):

(1)	reduce the principal amount of debt securities of any series whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any debt security or alter the provisions with respect to the redemption of any series of debt securities; provided, however, that any provision providing for the purchase or repurchase of debt securities shall not be deemed to be a provision with respect to a redemption of the debt securities;

(3)	reduce the rate of or change the time for payment of interest on any debt security;

(4)	waive a default or event of default in the payment of principal of or premium, if any, or interest on any series of debt securities (except a rescission of acceleration of the debt securities of a series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of such series and a waiver of the payment default that resulted from such acceleration);

(5)	make any debt security payable in money other than that stated in the debt securities;

(6)	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of or premium, if any, or interest on the debt securities;

(7)	waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities; or

(8)	make any change in the foregoing amendment and waiver provisions.

A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture which has expressly been included solely for the benefit of one or more particular series of debt securities, or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series. A supplemental indenture which changes or eliminates any covenant or other provision of the applicable indenture with respect to one or more particular series of debt securities (whether or not such covenant or other provision has expressly been included solely for the benefit of such series of debt securities), or which modifies the rights of the holders of debt securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the applicable indenture of the holders of debt securities of any other series.

Notwithstanding the foregoing, without notice to or the consent of any holder of debt securities of one or more series, we and the trustee may amend or supplement the applicable indenture or the debt securities or the guarantees:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

(3)	to provide for the assumption of our obligations and the obligations under the guarantees to holders of debt securities in the case of a merger or consolidation;

(4)	to make any change that would provide any additional rights or benefits to the holders of all or any series of debt securities (and if such covenants are for the benefit of less than all series of debt securities, stating that such additional rights or benefits are expressly being included solely for the benefit of such series) or that does not adversely affect the legal rights under the applicable indenture of any such holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the applicable indenture under the Trust Indenture Act;

(6)	to comply with requirements of applicable gaming laws or to provide for requirements imposed by applicable gaming authorities;

(7)	to conform the text of the applicable indenture or the debt securities of any series or the guarantees of such series to any provision of the “Description of Notes” section of any prospectus or prospectus supplement or other offering document or similarly named section thereof, relating to the initial offering of such series of Notes, to the extent that such provision in that “Description of Notes” section of any prospectus or prospectus supplement or other offering document or similarly named section thereof was intended to be a verbatim recitation of a provision of the applicable indenture, the debt securities of such series or guarantees of such series;

(8)	to provide for the issuance of additional debt securities of any series of debt securities (including any additional or different restrictions on transfer or exchange of such additional debt securities, including without limitation those that would be appropriate if the additional debt securities were issued in a transaction exempt from registration under the Securities Act) in accordance with the limitations set forth in the applicable indenture prior to such issuance of additional debt securities;

(9)	to allow any guarantor to execute a supplemental indenture and/or a guaranty with respect to any series of debt securities and to release guarantees when permitted by the terms of the indenture;

(10)	to secure the debt securities of any series;

(11)	to add to our and/or the guarantors’ covenants for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us and/or the guarantors;

(12)	to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

(13)	to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of the applicable indenture; or

(14)	to add to, change or eliminate any of the provisions of the applicable indenture in respect of one or more series of debt securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) shall become effective only when there is no debt security described in clause (i) outstanding.

In addition, any waiver or amendment (1) to the provisions of the article of the applicable indenture which governs subordination, if applicable, or (2) which releases any guarantor from its obligations under any guarantee of a series of debt securities (except as specified in the guarantee release provisions contained in the applicable indenture prior to any such amendment), in either case will require the consent of the holders of at least 66 2/3% in aggregate principal amount then outstanding of a series of debt securities affected by such waiver or amendment voting as a separate class, if such amendment would adversely affect the rights of holders of debt securities of such series.

Legal Defeasance and Covenant Defeasance

Each indenture provides that we may, at our option and at any time, elect to have all of our obligations discharged with respect to the outstanding debt securities of any series and all obligations of any guarantors discharged with respect to their guarantees of such series (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, premium, if any, and interest on such debt securities of such series when such payments are due from the trust referred to below;

(2)	our obligations with respect to the debt securities of such series concerning issuing temporary debt securities of such series, registration of debt securities of such series, mutilated, destroyed, lost or stolen debt securities of such series and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance (as defined below) provisions of the applicable indenture.

In addition, we may, at our option and at any time, elect to have our obligations and the obligations of the guarantors released with respect to certain covenants in the applicable indenture, including certain provisions described in any prospectus supplement (such release being referred to as “Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a default or event of default with respect to the debt securities of such series and guarantees of such series. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an event of default with respect to the debt securities of such series.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a series of debt securities:

(1)	we must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the debt securities of such series, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and additional interest, if any, on the outstanding debt securities of such series on the stated maturity or on the applicable redemption date, as the case may be, and we must specify whether such debt securities are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, we shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that:

a.	we have received from, or there has been published by, the Internal Revenue Service a ruling, or

b.	since the date of the applicable indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, we shall have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no default or event of default with respect to such series of debt securities shall have occurred and be continuing either:

a.	on the date of such deposit (other than a default or event of default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit); or

b.	insofar as the occurrence of events of default resulting from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (in which case such defeasance shall have been effective on the date of deposit until the time of such occurrence, and upon such occurrence, shall immediately cease to be effective);

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the applicable indenture) to which we or any of the guarantors is a party or by which we or any of the guarantors is bound;

(6)	we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of debt securities of such series over the other creditors of ours or with the intent of defeating, hindering, delaying or defrauding creditors of ours or others; and

(7)	we must deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

Each of the indentures will be discharged and will cease to be of further effect as to all debt securities of a particular series issued thereunder, when:

(1)	either:

a.	all debt securities of such series that have been authenticated, except lost, stolen or destroyed debt securities of such series that have been replaced or paid and debt securities of such series for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the trustee for cancellation; or

b.	all debt securities of such series that have not been delivered to the trustee for cancellation have or will become due and payable by reason of the mailing of a notice of redemption (and all conditions to such redemption having been satisfied or waived) or otherwise or will become due and payable within one year and we have or any guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the debt securities of such series not delivered to the trustee for cancellation for principal, premium and additional interest, if any, and accrued interest to the date of maturity or redemption;

(2)	no default or event of default with respect to such series of debt securities has occurred and is continuing on the date of the deposit (other than a default or event of default with respect to such series of debt securities resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which we or any guarantor is a party or by which we or any guarantor is bound;

(3)	We or any guarantor has paid or caused to be paid all sums payable by it under the applicable indenture as they relate to such series of debt securities; and

(4)	We have delivered irrevocable instructions to the trustee under the applicable indenture to apply the deposited money toward the payment of the securities of such series at maturity or on the redemption date, as the case may be.

In addition, we must deliver an officers’ certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Upon compliance with the foregoing, the trustee shall execute proper instrument(s) acknowledging the satisfaction and discharge of all of our obligations under the debt securities and the applicable indenture.

Concerning the Trustee

Each of the indentures contains certain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue in certain circumstances or resign. The holders of a majority in principal amount of the then outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to debt securities of such series, subject to certain exceptions. Each of the indentures provides that in case an event of default shall occur (which shall not be cured), the trustee will be required, in the exercise of its power, to use the degree of care and skill of a prudent man in the conduct of his own affairs. However, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any holder of debt securities of such series, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

The trustee may serve as trustee under one or more of the indentures governing other debt securities of ours, including the indentures governing our 6.375% senior notes, our 7.50% senior notes, our 7.75% senior subordinated notes and our 8.75% senior subordinated notes.

Guarantees

Debt securities may be guaranteed by one or more of our subsidiaries, if so provided in the applicable prospectus supplement or other offering material. The prospectus supplement or other offering material will describe the terms of any guarantees, including, among other things, the ranking of the guarantee, the method for determining the identity of the guarantors and the conditions under which guarantees will be added or released. Any guarantees will be joint and several obligations of the guarantors. The obligations of each guarantor under its guarantee will be limited as necessary to prevent the guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law and may be subject to other limitations.

Mandatory Redemption or Disposition Pursuant to Gaming Laws

The indentures provide that if the gaming authority of any jurisdiction of which we or any of our subsidiaries conducts or proposes to conduct gaming, makes a determination of unsuitability of a holder or beneficial owner of debt securities (or an affiliate thereof), or requires that a person who is a holder or the beneficial owner of the debt securities (or an affiliate thereof) be licensed, qualified or found suitable under applicable gaming laws, or requires that such holder or beneficial owner (or an affiliate thereof) reduce its position in the debt securities to below a level that would require licensure, qualification or a finding of suitability, and such holder or beneficial owner (or affiliate thereof) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable gaming authority), fails to reduce its position in the debt securities appropriately or is denied such license or qualification or is not found suitable, we shall have the right, at our option:

•	to require such person to dispose of all or a portion of its debt securities within 30 days (or such earlier date as may be required by the applicable gaming authority) of receipt of notice or finding by such gaming authority; or

•	to redeem all or a portion of such debt securities at a redemption price equal to the least of (i) 100% of the principal amount thereof or the price at which such person acquired such debt securities, plus in either case accrued and unpaid interest, if any, and additional interest, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of finding of unsuitability by the applicable gaming authority (subject to the rights of holders of the debt securities on the relevant record dates occurring prior to such redemption date to receive interest on the relevant interest payment date) or (ii) such other lesser amount as may be required by any gaming authority.

Immediately upon a determination by a gaming authority that a holder or beneficial owner of debt securities (or affiliate thereof) will not be licensed, qualified or found suitable or is denied a license, qualification or finding of suitability, the holder or beneficial owner will not have any further rights with respect to the debt securities: (i) to exercise, directly or indirectly, through any person, any right conferred by the debt securities, (ii) to receive any interest or any additional interest, if any, or any other distribution or payment with respect to the debt securities, or (iii) to receive any remuneration in any form from us for services rendered or otherwise, except the redemption price of the debt securities.

We shall notify the trustee in writing of any such redemption as soon as practicable. We shall not be responsible for any costs or expenses any such holder or beneficial owner (or an affiliate thereof) may incur in connection with its application for a license, qualification or a finding of suitability.

In addition, by accepting a debt security, each holder or beneficial owner of a debt security will be agreeing to comply with all requirements of the gaming laws and gaming authorities in each jurisdiction where we and our affiliates are licensed or registered or proposed to be licensed or registered under applicable gaming laws or conduct or propose to conduct gaming activities, including without limitation, if so required, apply for any license, qualification or finding of suitability with the required time period. Each holder or beneficial owner will also be agreeing that the debt securities held by such holder or beneficial owner shall be subject to the provisions of Article XIII of our certificate of incorporation (dealing with gaming laws and gaming-related restrictions on ownership and transfer), including any amendments thereto or any successor provisions thereto. See “Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes—Charter Provisions Containing Gaming Suitability Requirements.”

Description of Preferred Stock

Our certificate of incorporation permits us to issue, without prior permission from our stockholders, up to 250,000 shares of our $1.00 par value preferred stock. Our board of directors has designated 100,000 shares of our authorized preferred stock as Series A Junior Participating Preferred Stock. We may issue our Series A Junior Participating Preferred Stock, which is more fully described under “Description of Common Stock,” “Description of Rights,” and “Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes,” pursuant to our Rights Agreement, as described therein. As of March 6, 2015, no shares of our preferred stock were issued or outstanding.

Our board of directors may, without further action of the stockholders, issue undesignated preferred stock in one or more classes or series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it. Any undesignated preferred stock issued by us may:

•	rank prior to our common stock as to dividend rights, liquidation preference or both;

•	have full or limited voting rights; and

•	be convertible into shares of common stock or other securities.

We will describe in a supplement to this prospectus the specific terms of a particular series of preferred stock being offered. These terms may include some or all of the following:

•	the maximum number of shares in the series;

•	the designation of the series;

•	the number of shares we are offering;

•	any liquidation preference per share;

•	the initial offering price per share;

•	any voting rights of the series;

•	any dividend rights and the specific terms relating to these dividend rights, including the applicable dividend rate, if any, on the shares of such series, the conditions and dates upon which such dividends will be payable, the preference or relation which such dividends will bear to the dividends payable on any other class or classes or on any other series of capital stock, and whether such dividends will be cumulative or non-cumulative;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	whether the shares of such series will be redeemable and, if so, the times, prices and other terms and conditions of such redemption;

•	the relative ranking and the rights of the holders of shares of such series as to dividends and upon the liquidation, dissolution or winding up of our company;

•	whether or not the shares of such series will be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

•	whether or not the shares of such series shall be convertible into, or exchangeable for, (a) our debt securities, (b) shares of any other class or classes of stock of our company, or of any other series of the same or different class of stock, or (c) shares of any class or series of stock of any other corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

•	while any shares of such series are outstanding, the limitations and restrictions, if any, upon the payment of dividends or making of other distributions on, and upon the purchase, redemption or other acquisition by our company of, our common stock, or any other class or classes of stock of our company ranking junior to the shares of such series either as to dividends or upon liquidation;

•	the conditions or restrictions, if any, upon the creation of indebtedness of our company or upon the issue of any additional stock, including additional shares of such series or of any other series or of any other class, ranking on a parity with or prior to the shares of such series as to dividends or distribution of assets on liquidation, dissolution or winding up;

•	whether fractional interests in shares of the series will be offered in the form of depositary shares as described below under “Description of Depositary Shares;”

•	restrictions on transfer, sale or other assignment, if any;

•	any other preference or provision and relative, participating, optional or other special rights or qualifications, limitations or restrictions thereof; and

•	our ability to modify the rights of holders otherwise than by a vote of a majority or more of the series outstanding.

The preferred stock will, when issued, be fully paid and non-assessable.

Any issuance of shares of preferred stock, or the issuance of rights to purchase preferred shares, may have the effect of delaying, deferring or preventing a change of control in our company or an unsolicited acquisition proposal. For a description of the provisions of our certificate of incorporation and bylaws that could have an effect of delaying, deferring or preventing a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving us (or any of our subsidiaries), see the description in this prospectus under the heading “Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes.”

The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

Our Series A Junior Participating Preferred Stock will not be redeemable. Each 1/1000th of a share of Series A Junior Participating Preferred Stock, or unit, will be entitled to a preferential quarterly dividend payment of the greater of $0.01 per unit or any higher per share dividend declared on our common stock. In the event of liquidation, the holders of the Series A Junior Participating Preferred Stock will be entitled to a minimum preferential liquidation payment of the greater of $1.00 per unit or any higher per share paid in respect of our common stock. Each unit will have one vote per share, voting together with holders of our common stock. In the event of any consolidation, merger or other transaction in which our common stock are exchanged, each unit will be entitled to receive the per share amount paid in respect of each share of our common stock, subject to adjustment. These rights are protected by customary anti-dilution provisions, including the adjustment of the purchase price payable, and the number of units or other securities or property issuable, upon exercise of the rights, in order to protect dividends, liquidation and voting, and in the event of mergers and consolidations. The foregoing description of the terms of the Series A Junior Participating Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation of Series A Junior Participating Preferred Stock, which is filed with this registration statement and is incorporated by reference herein.

Description of Depositary Shares

We may, at our option, elect to offer fractional shares of preferred stock or other equity stock, rather than full shares of preferred stock or such other equity stock. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preferred stock or other equity stock. The preferred stock or other equity stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable preferred stock or other equity stock or fraction thereof represented by the depositary share, to all of the rights and preferences of the preferred stock or other equity stock represented thereby, including any dividend, voting, redemption, conversion or liquidation rights. For an additional description of our common stock and preferred stock, see the descriptions in this prospectus under the headings “Description of Common Stock” and “Description of Preferred Stock,” respectively.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. The particular terms of the depositary shares offered by any prospectus supplement will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.

A copy of the form of deposit agreement, including the form of depositary receipt, will be filed as an exhibit to the reports we file with the SEC which will be incorporated by reference into the registration statement of which this prospectus is a part.

Description of Common Stock

Our authorized common stock consists of 100,000,000 shares of common stock, par value $0.10 per share. As of March 2, 2015, 60,244,891 shares of common stock were issued and outstanding (excluding treasury shares) and held of record by approximately 1,963 stockholders. The following description of our common stock and provisions of our certificate of incorporation and bylaws are only summaries, and we encourage you to review complete copies of our certificate of incorporation and bylaws, which we have previously filed with the SEC. For more information regarding the common stock which may be offered by this prospectus, please refer to the applicable prospectus supplement, other offering material, our certificate of incorporation, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and, if applicable, any certificate of designations establishing a series of preferred stock, which will be filed with the SEC as an exhibit to or incorporated by reference into the registration statement on or about the time of issuance of that series of preferred stock.

Terms of our Common Stock

The holders of our common stock are entitled to one vote for each share of the common stock on all matters voted on by the stockholders, except as otherwise required by law and, except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of the common stock exclusively possess all voting power. Subject to any preferential rights of any outstanding series of preferred stock designated by our board of directors from time to time, the holders of the common stock are entitled to dividends to the extent permitted by law, and upon a voluntary or involuntary liquidation, dissolution, distribution of assets on winding up of the Company are entitled to receive pro rata all of our assets available for distribution to such holders after distribution in full of the preferential amount to be distributed to holders of shares of preferred stock. All outstanding shares of the common stock are validly issued, fully paid and nonassessable. The common stock has no preemptive or conversion rights or other subscription rights and there are no sinking fund or, except as described in this prospectus under the heading “Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes,” redemption provisions applicable to the common stock. For a description of the provisions of our certificate of incorporation and bylaws that could have an effect of delaying, deferring or preventing a change in control of us and that would operate only with respect to an extraordinary corporate transaction involving us (or any of our subsidiaries), see the description in this prospectus under the heading “Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes.”

The rights and privileges of our common stock may be subordinate to the rights and preferences of any of our preferred stock.

In the event that we adopt a stockholder protection rights plan or similar plan, in addition to the Rights Agreement, that involves the distribution to stockholders of rights under such a plan, any common stock we offer would also include any associated rights under such a plan (subject to the terms and conditions of any such plan).

Our common stock is traded on the New York Stock Exchange under the symbol “PNK”.

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Our Rights Agreement

On November 6, 2014, our board of directors declared a dividend of one one-thousandth preferred share purchase right, or right, to each outstanding share of our common stock, pursuant to the Rights Agreement. Initially, the rights will attach to all certificates representing our common stock then outstanding and no separate rights certificates will be distributed. The rights will separate from our common stock and a distribution date for the rights will occur upon the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons has become an “Acquiring Person” (as defined in our Rights Agreement) and (ii) ten business days (or such later date as may be determined by action of our board of directors) following the commencement of a tender offer or exchange offer that would result in a person or group becoming an Acquiring Person. The dividend was paid on November 17, 2014 to stockholders of record on that date. Each right entitles the registered holder to purchase from us one one-thousandth of a share of our Series A Junior Participating Preferred Stock, par value $1.00 per share, at a price of $104 per one one-thousandth of a share, subject to adjustment. The rights may be redeemed at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish, subject to certain conditions. The description and terms of the rights are set forth in a Rights Agreement, dated as of November 6, 2014, between us and American Stock Transfer & Trust Company, LLC, as rights agent. For an additional description of the rights which were issued, and a description of the preferred stock which may be issued, as a result of the Rights Agreement, see the descriptions in this prospectus under the headings “Description of Preferred Stock,” “Description of Rights,” and “Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes.”

The foregoing description of the terms of the rights, the Rights Agreement and the Series A Junior Participating Preferred Stock does not purport to be complete and is qualified in its entirety by reference to (i) the description of the rights and the Rights Agreement set forth in our registration statement on Form 8-A filed on November 7, 2014, (ii) the Rights Agreement filed with this registration statement, and (iii) the Certificate of Designation of Series A Junior Participating Preferred Stock filed with this registration statement, all of which are incorporated by reference herein.

Description of Warrants

We may issue warrants for the purchase of our common stock, preferred stock, depositary shares, debt securities and/or other securities in one or more series. Warrants may be issued independently or together with any common stock, preferred stock, depositary shares, debt securities and/or other securities offered by any prospectus supplement and may be attached to or separate from those securities. Each warrant will entitle the holder to purchase for cash a number of shares of common stock, preferred stock or depositary shares and/or the number or amount of other securities and/or the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Each series of warrants will be issued either as stand-alone warrants issued by us to the holders or under separate warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

As of March 6, 2015, there were no warrants outstanding to purchase our securities.

The applicable prospectus supplement will describe the terms of the warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	the title and aggregate number of the warrants;

•	the offering price;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	the number of shares of common stock, preferred stock or depositary shares, or the number or amount of other securities, purchasable upon the exercise of a warrant;

•	the exercise price or manner of determining the exercise price, the manner in which the exercise price may be paid, including the currency or currency units in which the price may be payable, and any minimum number of warrants exercisable at one time;

•	if warrants for purchase of debt securities are offered, the principal amount of the series of debt securities that can be purchased if a holder exercises a warrant and the price at which and currencies in which such principal amount may be purchased upon exercise;

•	if warrants for the purchase of common stock, preferred stock or depositary shares are offered, the total number of shares that can be purchased if a holder of the warrants exercises them and, in the case of warrants for preferred stock or depositary shares, the designation, total number and terms of the series of preferred stock that can be purchased upon exercise or that are underlying the depositary shares that can be purchased on exercise;

•	if warrants for the purchase of other securities are offered, the total number or amount of other securities that can be purchased if a holder of the warrants exercises them and the type and terms of the other securities;

•	the designation and terms of any series of preferred stock or depositary shares with which the warrants are being offered and the number of warrants being offered with each share of common stock, preferred stock or depositary share;

•	when the warrants become exercisable and the expiration date;

•	the terms of any right of ours to redeem or call the warrants;

•	the terms of any right of ours to accelerate the exercisability of the warrants;

•	where the warrant certificates may be transferred and exchanged;

•	whether the warrants are to be issued with common stock or debt securities or other securities and, if so, the number and terms of any such offered securities;

•	the date, if any, on and after which the warrants and the related shares of common stock or debt securities or other securities will be separately transferable;

•	Material U.S. federal income tax consequences applicable to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to exchange and exercise of the warrants.

Description of Rights

We may from time to time, issue rights to purchase our debt securities, common stock, preferred stock or other securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

Each series of rights will be issued under a separate rights agreement to be entered into between the Company, from time to time, and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as an agent of ours in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The applicable prospectus supplement will describe the terms of the rights to be issued, including the following where applicable:

•	the date for determining the security holders entitled to the rights distribution;

•	the aggregate number of rights and the aggregate of amount of debt securities, common shares, preferred shares or other securities purchasable upon exercise of the rights;

•	the exercise price and any adjustments to such exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which the rights may be transferable separately;

•	the date on which the right to exercise the rights shall commence and the date on which the right shall expire;

•	any material U.S. federal income tax consequences; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealer or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

On November 6, 2014, our board of directors declared a dividend of one one-thousandth preferred share purchase right to each outstanding share of our common stock, pursuant to the Rights Agreement. Such preferred stock purchase rights initially attach to each share of our common stock and which may attach to any future offerings of our common stock. For an additional description of the rights issued as a result of the Rights Agreement, see the descriptions in this prospectus under the headings “Description of Common Stock,” “Description of Preferred Stock,” and “Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes,” respectively.

Description of Purchase Contracts

We may issue purchase contracts obligating holders to purchase from us, and us to sell to the holders, our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, our securities. These payments may be unsecured or prefunded on a basis to be specified in the prospectus supplement relating to the purchase contracts. The purchase contracts may provide for settlement by delivery by or on behalf of Pinnacle Entertainment of securities or may provide for settlement by reference or linkage to the value, performance or trading price of our securities. The purchase contracts may be issued separately or as part of units consisting of purchase contracts and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other purchase contracts or common stock. The purchase contracts may require us to make periodic payments to the holders of purchase contracts.

The applicable prospectus supplement will describe the terms of any purchase contract. The purchase contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of the documents, which will be described in more detail in the applicable prospectus supplement.

Description of Units

We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock, rights, depositary shares or any combination of such securities. The applicable prospectus supplement will describe: the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately. You should read the particular terms of the documents pursuant to which the units would be issued, which will be described in more detail in the applicable prospectus supplement.

Certain Provisions of our Certificate of Incorporation, Bylaws and Statutes

Possible Antitakeover Effect of Certain Statutory, Charter and Bylaw Provisions and Rights Agreement

The provisions of Delaware law, and of our certificate of incorporation and bylaws, may have the effect of delaying, deferring or discouraging another person from acquiring control of our company, including takeover attempts that might result in a premium over the market price for the shares of common stock and our other securities.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	before the time that the person became an interested stockholder, the board of directors approved either the business combination or the transaction that resulted in the person becoming an interested stockholder;

•	upon consummation of the transaction which resulted in that person becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by certain directors and certain employee stock plans; or

•	at or after the time that the person became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset sale or other transaction or any receipt by the interested stockholder of the benefit of any such transaction. In general, an “interested stockholder” is a person who, together with affiliates and associates, either owns 15% or more of our outstanding voting stock or within three prior years did own 15% or more of our outstanding voting stock. The statute could have the effect of delaying, deferring or preventing a change in control of our company.

Certificate of Incorporation and Bylaw Provisions

Our certificate of incorporation authorizes our board of directors to designate and issue, without stockholder approval, preferred stock with such terms as our board may determine. This ability to issue what is commonly referred to as “blank check” preferred stock, or rights to acquire preferred stock, may have the effect of delaying, deferring or preventing a change of control of our company or an unsolicited acquisition proposal.

Under our bylaws, any vacancy on our board of directors, however occurring, including a vacancy resulting from an enlargement of our board, may only be filled by vote of a majority of our directors then in office, even if less than a quorum. The limitations on the filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of our company.

Our bylaws provide that special meetings of the stockholders may only be called by the chairman of the board of directors or by the board of directors or by the corporate secretary, following his or her receipt of one or more written requests to call a special meeting of stockholders from stockholders who hold in the aggregate a majority of the voting power of all of the then outstanding shares of capital stock of our company. Our bylaws further provide that stockholders at an annual meeting may only consider proposals or nominations made (a) pursuant to our proxy materials with respect to such meeting, (b) by or at the direction of the board or (c) by a stockholder who was a stockholder of record at the time of giving of the notice required by the bylaws, who is entitled to vote at the meeting and who has given to our corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that proposal or nomination before the meeting. For the avoidance of doubt, the foregoing clause (c) is the exclusive means under our bylaws for a stockholder to make nominations or propose business (other than business included in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended) at an annual meeting of stockholders. Although our bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at an annual meeting, our bylaws may have the effect of precluding the consideration of some business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

Provisions of Delaware law provide generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws or to approve mergers, consolidations or the sale of all or substantially all its assets, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of the board of directors, subject to any limitations set forth in the bylaws, and may also be amended by the stockholders by the affirmative vote of the holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereon. This majority stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series of preferred stock that might be outstanding at the time any of these amendments are submitted to stockholders.

These and other provisions contained in our certificate of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock.

Rights Agreement

Each share of our common stock includes one one-thousandth preferred share purchase right subject to a Rights Agreement, dated as of November 6, 2014, between us and American Stock Transfer & Trust Company, LLC, as rights agent. For a description of our preferred share purchase rights and the Rights Agreement, see “Description of Common Stock” and “Description of Preferred Stock.” Our preferred share purchase rights could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices. They could adversely affect the price of our common stock.

Charter Provisions Containing Gaming Suitability Requirements

In addition to the foregoing, Article XIII of our certificate of incorporation requires that if a person owns or controls our securities or the securities of our affiliated companies and is determined by a gaming authority to be unsuitable to own or control such securities or in the sole discretion of our board of directors is deemed likely to jeopardize our right to conduct gaming activities in any of the jurisdictions in which we conduct or intend to conduct gaming activities, we may redeem, and we may be required by a gaming authority to redeem, such person’s securities to the extent required by the government gaming authority or deemed necessary or advisable by us.

If a gaming authority requires us, or if we deem it necessary or advisable, to redeem such securities, we will serve notice on the holder who holds securities subject to redemption and will call for the redemption of the securities of such holder at a redemption price equal to that required to be paid by the gaming authority making the finding of unsuitability, or if such gaming authority does not require a certain price per share to be paid, a sum deemed reasonable by us, which in our discretion may be the original purchase price, the then current trading price of the securities or another price we determine. The redemption price may be paid in cash, by promissory note, or both, as required by the applicable gaming authority and, if not so required, as we elect. Unless the gaming authority requires otherwise, the redemption price will in no event exceed:

(1)	the closing sales price of the securities on the national securities exchange on which such shares are then listed on the date the notice of redemption is delivered to the person who has been determined to be unsuitable, or

(2)	if such shares are not then listed for trading on any national securities exchange, then the closing sales price of such shares as quoted in the NASDAQ National Market System, or

(3)	if the shares are not then so quoted, then the mean between the representative bid and the ask price as quoted by NASDAQ or another generally recognized reporting system.

Beginning on the date that a gaming authority serves notice of a determination of unsuitability or the loss or threatened loss of a gaming license upon us, and until the securities owned or controlled by the unsuitable person are owned or controlled by persons found by such gaming authority to be suitable to own them, it shall be unlawful for the unsuitable person or any affiliate of such person (i) to receive any dividend, payment, distribution or interest with regard to the securities, (ii) to exercise, directly or indirectly or through any proxy, trustee, or nominee, any voting or other right conferred by such securities, and such securities shall not for any purposes be included in our securities entitled to vote, or (iii) to receive any remuneration in any form from the corporation or an affiliated company for services rendered or otherwise.

From and after the date of redemption, such securities will no longer be deemed to be outstanding and all rights of the person who was determined to be unsuitable, other than the right to receive the redemption price, will cease. Such person must surrender the certificates for any securities to be redeemed in accordance with the requirements of the redemption notice.

All persons owning or controlling securities of the Company and any affiliated companies must comply with all requirements of the gaming laws in each gaming jurisdiction in which we or any of our affiliated companies conduct or intend to conduct gaming activities. All securities of the Company must be held subject to the requirements of such gaming laws, including any requirement that (i) the holder file applications for gaming licenses with, or provide information to, applicable gaming authorities, or (ii) that any transfer of such securities may be subject to prior approval by gaming authorities, and any transfer of our securities in violation of any such approval requirement are not permitted and the purported transfer is void ab initio.

The foregoing is not a complete summary of all of the suitability requirements and other gaming law requirements contained in our certificate of incorporation. Please refer to the complete text of our certificate of incorporation filed as an exhibit to the registration statement of which this prospectus is a part.

For information on certain restrictions on ownership and transfer of our securities imposed by gaming regulations, see the description in this prospectus under the heading “Government Regulation and Gaming Issues.”

Limitations of Liability and Indemnification of Directors and Officers

Our certificate of incorporation limits the liability of directors to us and our stockholders. Specifically, a director will not be personally liable for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

•	under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that we will indemnify our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, and our bylaws provide that we will indemnify and advance expenses to our elected officers and directors to the fullest extent permitted by the Delaware General Corporation Law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on behalf of our company. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as directors and elected officers. Under our bylaws, elected officers consist of the following officers: a chief executive officer, president, chief operating officer, chief financial officer, treasurer, secretary, or general counsel. Our board of directors may also elect such other officers as the board of directors determines to be elected officers. Our bylaws provide that we may indemnify and advance expenses to the same extent as is allowed for elected officers under our bylaws with respect to certain employees that are not considered elected officers.

Government Regulations and Gaming Issues

The ownership and operation of gaming companies are subject to extensive regulation. You should read the detailed description of applicable regulatory requirements, including requirements under gaming laws and our certificate of incorporation, in “Government Regulation and Gaming Issues” filed as Exhibit 99.1 to our annual report on Form 10-K for the year ended December 31, 2014, as well as any specific regulations and gaming issues we may describe in any subsequent periodic reports or information we file with the SEC, or in any prospectus supplement, before making an investment in the offered securities.

Plan of Distribution

We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. We will describe the terms of the offering of the securities in a prospectus supplement, information incorporated by reference or other offering material, including:

•	the name or names of any underwriters, if any;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters we name in the prospectus supplement, information incorporated by reference or other offering material are underwriters of the securities offered thereby.

If we use underwriters in the sale, they will acquire the securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement, information incorporated by reference or other offering material. In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of securities for whom they may act as agents. This compensation may be in the form of discounts, concessions or commissions.

Underwriters may sell securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities could be considered underwriters, and any discounts or commissions received by them from us and any profit on the resale of securities by them could be considered underwriting discounts and commissions, under the Securities Act. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the applicable prospectus supplement, information incorporated by reference or other offering material. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

Under agreements entered into by us for the purchase or sale of securities, these underwriters, dealers and agents may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

We may also authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us at a particular public offering price pursuant to delayed delivery contracts (“Contracts”) providing for payment and delivery on a particular date or dates. If we do so, we will describe such Contracts in the relevant prospectus supplement, including the price and date or prices and dates provided by such Contracts.

Contracts may be entered into for a variety of reasons, including (without limitation) the need to assemble a pool of collateral, the need to match a refunding date or interest coupon date, or to meet the business needs of the purchaser. Each Contract will be for an amount not less than, and the aggregate principal amount of securities sold pursuant to Contracts shall not be less nor more than, the respective amounts stated in such prospectus supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, education and charitable institutions and other institutions, but will in all cases be subject to our approval. Contracts will not be subject to any conditions except that (i) the purchase by a purchaser of the securities covered by its Contract shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such purchaser is subject and (ii) we shall have sold, and delivery shall have taken place to the underwriters named in the prospectus supplement, such part of the securities as is to be sold to them. The prospectus supplement will set forth the commission payable to agents, underwriters or dealers soliciting purchases of the securities pursuant to Contracts accepted by us. The underwriters and such agents or dealers will not have any responsibility in respect of the validity or performance of Contracts.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we may do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we may agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of our common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may pledge or grant a security interest in some or all of our common stock covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell our common stock from time to time pursuant to this prospectus.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

All securities we offer other than common stock, which is listed on The New York Stock Exchange, will be new issues of securities with no established trading market. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to official notice of issuance, or on such other trading market on which our shares of common stock may be listed from time to time. We may elect to list any series of securities on an exchange, and in the case of common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Legal Matters

Unless otherwise specified in a prospectus supplement, the validity of any securities issued hereunder will be passed upon for our company by Brownstein Hyatt Farber Schreck, LLP.

Certain legal matters relating to offerings of the securities and the related guarantees will be passed upon on behalf of the applicable dealers, underwriters or agents by counsel named in the applicable prospectus supplement.

Experts

The consolidated financial statements of Pinnacle Entertainment, Inc. appearing in Pinnacle Entertainment, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2014 including the schedule appearing therein, and the effectiveness of Pinnacle Entertainment, Inc.’s internal control over financial reporting as of December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	(1)(2)
Accounting fees and expenses	(1)
Legal fees and expenses	(1)
Rating agency fees and expenses	(1)
Broker-Dealer’s fees	(1)
Transfer Agent’s fees and expenses	(1)
Trustee’s fees and expenses	(1)
Printing and engraving	(1)
Miscellaneous	(1)

Total	(1)

(1) Because an indeterminate amount of securities are covered by this Registration Statement and the number of offerings is indeterminable, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

(2) In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all registration fees. Accordingly, applicable SEC filing fees are not estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Registrants Incorporated or Organized in Delaware

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 further authorizes a Delaware corporation to indemnify any person serving in such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by Section 102(b)(7) of the DGCL, Article XII of Pinnacle’s Restated Certificate of Incorporation, as amended (the “Restated Certificate”), provides that no director of Pinnacle shall be personally liable to Pinnacle or its stockholders for monetary damages for breach of fiduciary duty by such director for corporate actions as a director to the fullest extent permitted by the DGCL.

The Restated Certificate also provides that Pinnacle shall indemnify its officers and directors to the fullest extent permitted by the DGCL. As permitted by Section 145 of the DGCL, Pinnacle’s Restated Bylaws provide that directors and elected officers who are made, or are threatened to be made, parties to, or are involved in any action, suit or proceeding will be indemnified by Pinnacle to the fullest extent authorized by the DGCL against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. The Restated Bylaws require Pinnacle to advance expenses to its directors and elected officers, provided that, if the DGCL so requires, they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification. The Restated Bylaws also provide that the Chief Executive Officer may also appoint officers. Such appointed officers will serve at the pleasure of the Chief Executive Officer and hold officer titles solely for purposes of identification and business convenience. Unless otherwise expressly provided by the Chief Executive Officer and except as required by law, such appointed officers shall not be considered officers for any purpose, including, without limitation, for purposes of indemnification under the Restated Bylaws or otherwise.

Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”) provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of each of AREP Boardwalk Properties LLC, Boomtown, LLC, PNK Development 7, LLC, PNK Development 8, LLC, PNK Development 9, LLC, PNK Development 33, LLC, PNK Development 34, LLC and PNK Development 35, LLC (individually, a “Delaware Company” and collectively, the “Delaware Companies”) provides that a Covered Person (as defined below) will not be liable to such limited liability company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such person derived an improper personal benefit from the transaction. As used herein, the term “Covered Person” means (a) a member or general partner, (b) a manager, director or officer of a limited liability company or a limited partner of a partnership, (c) any person acting on behalf of a member or general partner to direct the activities of a limited liability company or partnership, or (d) any person who was, at the time of the act or omission in question, a person described in clause (a), (b) or (c) hereof.

The limited liability company agreement of each of the Delaware Companies also provides that each of the Delaware Companies shall indemnify and hold harmless a Covered Person to the fullest extent permitted by Section 18-108 of the DLLCA if such Covered Person acted in good faith on behalf of such Delaware Company and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of such Delaware Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by such Delaware Company as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such Delaware Company.

Pinnacle maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of Pinnacle.

Pinnacle has entered into an Indemnification Trust Agreement (the “Indemnification Trust Agreement”) on August 16, 2005, to create an indemnification trust to provide a source for (i) indemnification of and advancement of expenses to Pinnacle’s present and future directors and certain executive officers arising from their activities as such and (ii) payments for the premiums for directors and officers insurance purchased by Pinnacle from time to time, in the event that Pinnacle does not or is not financially able to fulfill such obligations or make such payments. At the time of creation, Pinnacle irrevocably deposited $5.0 million in the trust and pursuant to its terms would be obligated in certain circumstances to contribute up to an additional $5.0 million. The beneficiaries’ representative will have the exclusive right to convey payment demands from time to time on the trustee to direct payment to one or more of the beneficiaries. The term of the trust expires on August 16, 2015, at which time any remaining trust funds will be distributed to Pinnacle, except to the extent necessary to make full and adequate provision for claims made prior to such expiration date or any threatened or anticipated claims.

The employment agreements of certain of Pinnacle’s executive officers contain indemnification provisions that provide for the maximum protection permitted under applicable law. Pinnacle has entered into Indemnification Agreements with each of its directors and executive officers. The Indemnification Agreements require Pinnacle, among other things, to indemnify the director or executive officer against specified expenses and liabilities, such as attorneys’ fees, judgments, fines and settlements, reasonably incurred by the individual in connection with any action, suit or proceeding by reason of the fact that the individual was a director or executive officer of Pinnacle, and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which the individual may be entitled to indemnification by Pinnacle.

Registrant Incorporated or Organized in Colorado

Section 7-108-402 of the Colorado Business Corporation Act (the “CBCA”) provides that, if so provided in the articles of incorporation, the corporation shall eliminate or limit the personal liability of a director to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages for any breach of the director’s duty of loyalty to the corporation or to its shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful distributions or any transaction from which the director directly or indirectly derived an improper personal benefit.

Section 7-109-102 of the CBCA provides that a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if (i) the person’s conduct was in good faith and (ii) the person reasonably believed, (a) in the case of conduct in an official capacity with the corporation, that such conduct was in the corporation’s best interests, and (b) in all other cases, that such conduct was at least not opposed to the corporation’s best interests and, (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. A corporation may not indemnify a director under Section 7-109-102 of the CBCA in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging that the director derived an improver personal benefits, whether or not involving action in an official capacity in which proceeding the director was adjudged liable on the basis that the director derived an improper personal benefit.

Section 7-109-107 of the CBCA provides that, unless otherwise provided in the articles of incorporation, (i) an officer is entitled to mandatory indemnification and is entitled to apply for court-ordered indemnification, in each case to the same extent as a director, and (ii) a corporation may indemnify and advance expenses to an officer, employee, fiduciary, or agent of the corporation to the same extent as a director. A corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent, if not inconsistent with public policy, and if provided for in its bylaws, by general or specific action of its board of directors or shareholders, or by contract.

The Articles of Incorporation of Ameristar Casino Black Hawk, Inc. (“Ameristar Casino Black Hawk”) provide that to the fullest extent permitted by the CBCA, a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director except that the Articles of Incorporation shall not eliminate or limit the liability of a director to the corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director’s duty of loyalty to the corporation or to its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section –108-403 of the CBCA relating to any unlawful distribution, or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit.

The Articles of Incorporation of Ameristar Casino Black Hawk further provide that the corporation shall indemnify officers, directors, employees or agents to the extent provided in the bylaws. The bylaws of Ameristar Casino Black Hawk provide that the corporation shall indemnify any person made a party to a proceeding because the person is or was a director of the corporation against liability incurred in, relating to, or as a result of a proceeding to the fullest extent permitted by law, including without limitation in circumstances in which indemnification would be discretionary under the CBCA if (i) the person conducted himself or herself in good faith, (ii) the person reasonably believed (a) in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation’s best interests, and (b) in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In addition to the foregoing, Ameristar Casino Black Hawk shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person is or was a director against reasonable expenses incurred by him or her in connection with a proceeding. Notwithstanding the foregoing, the corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (ii) in connection with any other proceeding charging that a director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he or she derived an improper personal benefit. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. The corporation shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if (i) the director furnishes to the corporation with a written affirmation of the director’s good faith belief that he or she has met the standard of conduct described in the bylaws, (ii) the director furnishes to the corporation a written unsecured undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under the bylaws. An officer is entitled to mandatory indemnification and to apply for court-ordered indemnification under the CBCA to the same extent as a director. The corporation shall indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as to a director.

Ameristar Casino Black Hawk may purchase and maintain insurance on behalf of a person who is or was a director, officer, employee, fiduciary or agent of the corporation against liability asserted against or incurred by such person in that capacity or arising from that status.

Registrant Incorporated or Organized in Indiana

Section 23-18-2-2 of the Indiana Business Flexibility Act (“Indiana LLC Law”) provides that, unless the limited liability company’s articles of organization provide otherwise, every limited liability company has the power to indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement. Section 23-18-4-4 of the Indiana LLC Law provides that a written operating agreement may provide for indemnification of a member or manager for monetary damages for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager of the limited liability company.

The operating agreements of Ameristar Casino East Chicago, LLC and of Ameristar East Chicago Holdings, LLC each provide that, to the greatest extent permitted by Indiana Law and public policy, each of such companies shall indemnify any manager, member, officer and organizer made a party to any proceeding because such individual is or was a manager, member, officer or organizer as a matter of right, against all liability incurred by such individual in connection with any proceeding, provided that it is determined that indemnification is permissible because such individual has met the standard of conduct for indemnification set forth in such operating agreement. Indemnification under each of the operating agreements is permissible only if such individual conducted himself or herself in good faith, such individual reasonably believed that his or her conduct was in or at least not opposed to the company’s best interests, and in the case of any criminal proceeding, such individual had no reasonable cause to believe his or her conduct was unlawful. An individual may not be indemnified against liability to the extent such liability is the result of willful misconduct, or any improperly obtained financial or other benefit to which the individual knew he or she was not legally entitled. Each of such companies shall pay for or reimburse the reasonable expenses incurred by such person in connection with any such proceeding in advance of final disposition thereof if the individual furnishes such company a written affirmation of the individual’s good faith belief that he or she has met the standard of conduct for indemnification and a written undertaking to repay the advance if it is ultimately determined that such individual did not meet such standard of conduct. Each of such companies shall indemnify a manager, member, officer or organizer who is wholly successful, on the merits or otherwise, in the defense of any such proceeding, as a matter of right, against reasonable expenses incurred by the individual in connection with the proceeding without the requirement of a determination regarding the permissibility of indemnification. Each of such companies has the power, but not the obligation, to indemnify any individual who is or was an employee or agent of such company to the same extent as if such individual is or was a manager, member, officer or organizer.

The operating agreement of Ogle Haus, LLC provides that the company shall indemnify the member or any of its agents or managers with respect to company matters, except for fraud.

Registrants Incorporated or Organized in Iowa

Section 490.202 of the Iowa Business Corporation Act (“Iowa Law”) provides that a corporation may include in its articles of incorporation a provision eliminating or limiting the liability of a director to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for the amount of financial benefit received by a director to which the director is not entitled, an intentional infliction of harm on the corporation or the shareholders, a violation of Section 490.833 of Iowa Law (unlawful distributions) or an intentional violation of criminal law.

Section 490.851 of the Iowa Law provides that a corporation may indemnify an individual who is a party to a proceeding because the individual is a director against liability incurred in the proceeding if the individual acted in good faith, reasonably believed, in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the best interests of the corporation, and in all other cases, that the individual’s conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful. Section 490.856 of Iowa Law provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to the proceeding because the person is an officer to the same extent as to a director. If the person is an officer but not a director, indemnification may be provided to such further extent as may be provided in the articles of incorporation, the bylaws, a resolution of the board of directors, or under contract except for liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or liability arising out of conduct that constitutes any of the following: (a) receipt by the officer of a financial benefit to which the officer is not entitled, (b) an intentional infliction of harm on the corporation or the shareholders or (c) an intentional violation of criminal law.

The Articles of Incorporation of Ameristar Casino Council Bluffs, Inc. (“Ameristar Council Bluffs”) provide that a director of such corporation shall not be liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by law as currently in effect.

The bylaws of Ameristar Council Bluffs provide that each director or officer who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any proceeding by reason of the fact that he or she is or was a director or officer of such corporation shall be indemnified and held harmless by the corporation for all actions taken by him or her and for all omissions to the fullest extent permitted by Iowa Law, against all expense, liability and loss (including without limitation attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such director or officer in connection with any proceeding. Expenses of directors and officers incurred in defending a proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such corporation may indemnify employees and other persons as though they were a director or officer.

The bylaws of Ameristar Council Bluffs also provide that the corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation.

Registrants Incorporated or Organized in Louisiana

Section 83 of the Louisiana Business Corporation Law as codified in Chapter 1 of Title 12 of the Louisiana Revised Statutes permits a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation) if such action arises out of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or non-profit corporation, partnership, joint venture, or other enterprise and he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provisions of Section 83 are not exclusive, but no corporation may indemnify any person for willful or intentional misconduct. Section 83 also permits a corporation to advance expenses to its directors and officers, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification.

Article XII of PNK (Bossier City), Inc.’s Second Amended and Restated Bylaws provides for mandatory indemnification for current and former directors and officers to the full extent permitted by Louisiana law, including the right to be paid expenses incurred in defending a proceeding in advance of its final disposition.

Section 1315 of the Louisiana Limited Liability Company Law as codified in Chapter 22 of Title 12 of the Louisiana Revised Statutes (“Louisiana LLC Law”) permits a limited liability company in its articles of organization or operating agreement to eliminate or limit the personal liability of members and managers for monetary damages for breaches of certain statutorily specified duties and to provide for indemnification of members and managers for judgments, settlements, penalties, fines, or expenses incurred because such person is or was a member or manager. No such permitted provisions shall limit or eliminate the liability of a member or manager for the amount of a financial benefit received by a member or manager to which he is not entitled or for any intentional violation of criminal law.

The limited liability company agreement of PNK (LAKE CHARLES), L.L.C. (“PNK Lake Charles”) provides that a Covered Person will not be liable to such company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such Covered Person derived an improper personal benefit from the transaction.

The limited liability company agreement of PNK Lake Charles also provides that such company shall indemnify and hold harmless a Covered Person to the fullest extent permitted by Louisiana law if such Covered Person acted in good faith on behalf of such company and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of such company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by such company as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such company.

The limited liability company agreement of Ameristar Lake Charles Holdings, LLC (“Ameristar Lake Charles”) provides that a manager shall not be personally liable for monetary damages for breach of any duty provided for in Louisiana LLC Law, except those which result from such manager’s fraud, willful misconduct, bad faith or gross negligence.

The limited liability company agreement of Ameristar Lake Charles also provides that all members and managers shall be indemnified by the company for judgments, settlements, penalties, fines, or expenses incurred because he or she is or was a member or manager of such company. Ameristar Lake Charles shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was a member, a manager, officer, employee, or agent of such company against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of such company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The limited liability company agreement of Ameristar Lake Charles also provides that such company may procure insurance on behalf of any person who is or was a member, manager, officer, employee or agent of such company.

Sections 2801 to 2835 of the Louisiana Civil Code, which provide for general partnerships, and Sections 2836 to 2844 of the Louisiana Civil Code, which provide for Louisiana partnerships in Commendam, are silent with respect to indemnification. However, provisions that are not covered by Louisiana’s partnership laws are subject to the general provisions of Louisiana law, which permit indemnification except in certain circumstances.

The Third Amended and Restated Partnership Agreement of Louisiana-I Gaming, a Louisiana partnership in Commendam, and the Third Amended and Restated Partnership Agreement for PNK (Baton Rouge) Partnership (each a “Louisiana Partnership” or collectively, the “Louisiana Partnerships”) provide that a Covered Person will not be liable to such Louisiana Partnership for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such Covered Person derived an improper personal benefit from the transaction.

The partnership agreements of each of the Louisiana Partnerships also provide that each of the Louisiana Partnerships shall indemnify and hold harmless a Covered Person if such Covered Person acted in good faith on behalf of such Louisiana Partnership and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of the Louisiana Partnership, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of the Covered Person incurred in defending an action, suit or proceeding shall be paid by such Louisiana Partnership as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such Louisiana Partnership.

Registrants Incorporated or Organized in Massachusetts

Section 8 of the Massachusetts Limited Liability Company Act (“Massachusetts LLC Law”) provides that, subject to such standards and restrictions, if any, as are set forth in its certificate of organization or written operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Such indemnification may include payment by the limited liability company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Massachusetts LLC Law, which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer a member or a manager. No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the limited liability company.

Section 8 of Massachusetts LLC Law also provides that the certificate of organization or a written operating agreement may eliminate or limit the personal liability of a manager for breach of any duty to the limited liability company.

The Operating Agreement of Ameristar Casino Springfield, LLC (“Ameristar Casino Springfield”) provides that such company indemnifies the managers from and against any claim by any third party seeking monetary damages against such managers arising out of such managers’ performance of his, her or their duties in good faith, in accordance with Section 8 of Massachusetts LLC Law. The Operating Agreement of Ameristar Casino Springfield further provides that each member’s liability shall be limited as set forth in such operating agreement to the fullest extent permitted by Massachusetts LLC Law and other applicable law.

Registrants Incorporated or Organized in Minnesota

Section 332B.699 of the Minnesota Limited Liability Company Act (“Minnesota LLC Law”) provides that a limited liability company shall indemnify a person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorney’s fees and disbursements, incurred by the person in connection with the proceeding, if, with respect to the acts or omissions of the person complained of in the proceeding, the person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, settlements and reasonable expenses, (2) acted in good faith, (3) received no improper personal benefit and conflicts of interest under Minnesota LLC Law have been satisfied, (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful, and (5) reasonably believed that the conduct was in the best interests of the limited liability company or was not opposed to the best interests of the limited liability company. A person who is made or threatened to be made a party to a proceeding is entitled, upon written request to the limited liability company, to payment or reimbursement by the limited liability company of reasonable expenses, including attorney’s fees and disbursements incurred by the person in advance of the final disposition of the proceeding upon satisfaction of certain conditions described in Minnesota LLC Law.

The Operating Agreement of Casino Magic, LLC (“Casino Magic”) provides that a Covered Person will not be liable to such company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such Covered Person derived an improper personal benefit from the transaction.

The Operating Agreement of Casino Magic also provides that Casino Magic shall indemnify and hold harmless a Covered Person to the fullest extent permitted by Minnesota LLC Law if such Covered Person acted in good faith on behalf of such company and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of such company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by such company as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of Casino Magic.

Registrants Incorporated or Organized in Mississippi

Section 79-4-8.51 of the Mississippi Business Corporation Act (“MBCA”) grants to a corporation the authority to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding, provided that he conducted himself in good faith and either (a) reasonably believed that, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation and, in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

MBCA § 79-4-8.52 also requires indemnification of any director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Moreover, under the authority of MBCA § 79-4-8.54, a court may order indemnification of a director or advance for his expenses under certain circumstances specified in the statute. The mandatory and court-ordered indemnifications contained in MBCA Sections 79-4-8.52 and 79-4-8.54 apply to officers of corporations to the same extent as directors by express reference in Section 79-4-8.56.

Under MBCA § 79-4-8.56, a corporation also may indemnify and advance expenses to an officer of a corporation who is a party to a proceeding because he is an officer of the corporation. This indemnification may be made to the same extent as if such officer were a director of the corporation, and if he is an officer but not a director, to such further extent as may be provided elsewhere in the governing documents of the corporation and resolutions therefor, except under certain instances specified in the statute.

The bylaws of Ameristar Casino Vicksburg, Inc. (“Ameristar Vicksburg”) provide that the corporation shall indemnify any individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if he conducted himself in good faith, reasonably believed that his conduct was in the best interests of the corporation or that his conduct was at least not opposed to the best interests of the corporation, and in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful or he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation. The corporation shall, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director if he delivers to the corporation a written affirmation of his good faith belief that he has met the relevant standard of conduct described in the bylaws and his written undertaking to repay any funds advanced if he is not entitled to mandatory indemnification and it is ultimately determined that he has not met the relevant standard of conduct described in the bylaws. The bylaws of Ameristar Vicksburg also provide that the corporation shall indemnify and advance expenses to an officer of the corporation to the same extent as to a director.

The bylaws of Ameristar Vicksburg also provide that the corporation may purchase and maintain insurance on behalf of an individual who is a director or officer against liability asserted against or incurred by him whether or not the corporation would have power to indemnify or advance expenses under the bylaws or applicable law.

Registrants Incorporated or Organized in Missouri

Sections 351.355(1) and (2) of the General and Business Corporation Law of Missouri (the “MGBC”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 351.355(3) provides that except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

Section 351.355(4) provides that any indemnification described above, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

Section 351.355(5) provides that the board of directors may authorize that expenses incurred in defending an action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount.

The Articles of Incorporation, as amended, and the Amended and Restated Bylaws of President Riverboat Casino-Missouri, Inc. (the “President”) generally provide that directors and officers who are made, or are threatened to be made, parties to, or are involved in any action, suit or proceeding will be indemnified by the

President to the fullest extent authorized by the MGBC against all expenses and liabilities, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by such director or officer in connection with any proceeding. The Amended and Restated Bylaws of the President require it to advance expenses to its directors and officers, provided that, if the MGBC so requires, they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification.

The bylaws of Ameristar Casino Kansas City, Inc. and Ameristar Casino St. Charles, Inc. each provide that each director and officer who is made, or is threatened to be made, a party to, or is involved in any action, suit or proceeding shall be indemnified against all liabilities and expenses, including judgments, amounts paid in settlement, attorneys’ fees ERISA excise taxes or penalties, fines and other expenses actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Prior to indemnifying a person, unless ordered by a court, the corporation shall determine that such indemnification is proper in the circumstances because such person has met the specified standard of conduct entitling such person to indemnification. Any determination that a person shall or shall not be indemnified shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (b) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders. Expenses shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding if the person is or was serving as a director or officer and otherwise as may be authorized by the Board of Directors upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that such person is entitled to indemnification by the corporation.

Upon resolution passed by the Board of Directors of Ameristar Casino Kansas City, Inc. or Ameristar Casino St. Charles, Inc., respectively, such corporation may purchase and maintain insurance on behalf of a director or officer against any liability asserted against such person and incurred by such person whether or not the corporation would have the power to indemnify such person against such liability under the bylaws.

The Missouri Limited Liability Company Act is silent as to indemnification. The limited liability company agreement of PNK (River City), LLC (“River City”) provides that a Covered Person will not be liable to such limited liability company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such person derived an improper personal benefit from the transaction.

The limited liability company agreement of River City also provides that River City shall indemnify and hold harmless a Covered Person if such Covered Person acted in good faith and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of River City, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by River City as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to indemnification. Any indemnification shall be satisfied solely out of the assets of River City.

Registrants Incorporated or Organized in Nevada

Section 78.138(7) of the Nevada Revised Statutes (“NRS”) provides that, unless otherwise provided in the NRS, or the articles of incorporation or an amendment thereto (in each case, filed on or after October 1, 2003) provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and the breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Section 78.7502 of the NRS permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation), by reason of being or having been an officer, director, employee or agent of the corporation or serving or having served in certain capacities at the request of the corporation. Indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with the action, suit or proceeding. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of being or having been an officer, director, employee or agent of the corporation or serving or having served in certain capacities at the request of the corporation except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. However, to be entitled to indemnification, the person to be indemnified in either case must not be liable pursuant to NRS 78.138 (as described above) or must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Section 78.7502 of the NRS also provides that to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, he or she must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Section 78.751 of the NRS permits a corporation, in its articles of incorporation, bylaws or other agreement, to provide for the payment of expenses incurred by an officer or director in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification by the corporation.

Section 78.752 of the NRS permits a corporation to purchase and maintain insurance or make other financial arrangements on behalf of the corporation’s current and former officers, directors, employees or agents, or any persons serving or who have served in certain capacities at the request of the corporation, for any liability and expenses incurred by them in their capacities as officers, directors, employees or agents or arising out of their status as such, whether or not the corporation has the authority to indemnify him, her or them against such liability and expenses, except that no such financial arrangement may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

The Restated Articles of Incorporation of Cactus Pete’s, Inc. (“Cactus Pete’s”) provide that no director or officer of the corporation shall be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, provided, however, that the foregoing does not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of distributions in violation of the NRS. Since the Restated Articles of Incorporation were filed prior to October 1, 2003, the provisions of NRS 78.138(7) would govern to the extent of any inconsistency.

The bylaws of Cactus Pete’s provide that each director or officer shall be indemnified and held harmless by the corporation to the fullest extent permitted by the NRS against all expense, liability and loss (including attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such director or officer in connection with any proceeding, provided that such director or officer is either not liable pursuant to NRS 78.138 or acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The corporation shall not indemnify a director or officer for any claim, issue or matter as to which the director or officer has been adjudged by a court of competent jurisdiction to be liable to the corporation or for any amounts paid in settlement to the corporation, unless the court determines that the director or officer is fairly and reasonably entitled to indemnity for such amounts as the court deems proper. The expenses of directors or officers must be paid by the corporation or through insurance purchased and maintained by the corporation or through other financial arrangements, as they are incurred and in advance of the final disposition of the proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

The bylaws of Cactus Pete’s also provide that the corporation may purchase and maintain insurance or make other financial arrangements on behalf of a director or officer for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee, member, managing member or agent whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Section 86.411 of the NRS provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the limited liability company), by reason of being or having been a manager, member, employee or agent of the limited liability company or serving in certain capacities at the request of the limited liability company. Indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified. Section 86.421 of the NRS provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the limited liability company to procure a judgment in its favor by reason of being or having been a manager, member, employee or agent of the limited liability company or serving in certain capacities at the request of the limited liability company except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the limited liability company or for amounts paid in settlement to the limited liability company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. However, to be entitled to indemnification, in either case the person to be indemnified must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the limited liability company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 86.431 of the NRS also provides that, to the extent a manager, member, employee or agent of a limited liability company has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the limited liability company against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense.

Section 86.441 of the NRS permits a limited liability company to provide, in its articles of organization, operating agreement or other agreement, for the payment of expenses incurred by members or managers in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

Section 86.461 of the NRS permits a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of the limited liability company’s members, managers, employees or agents, or any persons serving in certain capacities at the request of the limited liability company, for any liability and expenses incurred by them in their capacities as members, managers, employees or agents or arising out of their status as such, whether or not the limited liability company has the authority to indemnify him, her or them against such liability and expenses, except that no such financial arrangement may provide protection for a person adjudged by a court of competent jurisdiction, after knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

The articles of organization of Belterra Resort Indiana, LLC (“Belterra”) requires Belterra, in addition to any other rights of indemnification permitted under the laws of the State of Nevada to which its members may be entitled, to pay or to purchase insurance or make other financial arrangements to pay, the expenses incurred by its members in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such members in their capacity as members of such limited liability company, as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an unsecured undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by such companies.

The articles of organization of Yankton Investments, LLC (“Yankton”) require such limited liability company, in addition to any other rights of indemnification permitted under the laws of the State of Nevada to which its members or managers may be entitled, to pay or to purchase insurance or make other financial arrangements to pay, the expenses incurred by its members or managers in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such members or managers in their capacity as members or managers of such company, as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an unsecured undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by such company.

The operating agreement of Belterra provides that the member and any manager or officer of Belterra will not be liable to Belterra for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action.

The operating agreement of Yankton provides that the member and any manager of such limited liability company, and any other person so designated by the member, will not be liable to such limited liability company for any act or omission made in good faith and in a manner reasonably believed by such person to be within the scope of his or her authority, except that such person is liable for any loss, damage or claim incurred due to such person’s intentional misconduct, fraud or knowing violation of the law, which was material to the cause of action.

The operating agreement of each of Belterra and Yankton also provides that such limited liability company shall indemnify and hold harmless the member and any manager or officer of such limited liability company to the fullest extent permitted by the NRS. Expenses of such member, manager or officer incurred in defending an action, suit or proceeding shall be paid by such limited liability company as such expenses are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such member, manager or officer is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such limited liability company.

Registrants Incorporated or Organized in New Jersey

Section 42:2B-10 of the New Jersey Limited Liability Company Act (“New Jersey LLC Law”) provides that, subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of ACE Gaming, LLC (“ACE Gaming”) provides that a Covered Person will not be liable to such company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such Covered Person derived an improper personal benefit from the transaction.

The limited liability company agreement of ACE Gaming also provides that such company shall indemnify and hold harmless a Covered Person to the fullest extent permitted by prior New Jersey limited liability company law (Section 42:2B-10) if such Covered Person acted in good faith on behalf of such company and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of such company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by such company as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of ACE Gaming.

Registrants Incorporated or Organized in Ohio

Pursuant to Section 1705.32(A) of the Ohio Revised Code (“Ohio LLC Law”), a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the limited liability company) by reason of the fact that he or she is or was a manager, member, employee or agent of the limited liability company, or is or was serving at the request of the limited liability company as a manager, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding (i) if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the company and (ii) with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe such conduct was unlawful. In actions brought by or in the right of the company, a limited liability company may indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification may be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable for negligence or misconduct in performance of his duty to the company unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court of common pleas or such other court shall deem proper. An Ohio limited liability company is required to indemnify a manager or officer against expenses actually and reasonably incurred to the extent that the manager or officer is successful in defending a lawsuit brought against him or her by reason of the fact that the manager or officer is or was a manager or officer of the company.

The statutory right of indemnification is not exclusive in Ohio, and a limited liability company may, among other things, grant rights to indemnification under the limited liability company’s operating agreement or other agreements. Ohio limited liability companies are also specifically authorized to procure insurance against any liability that may be asserted against managers and officers, whether or not the limited liability company would have the power to indemnify such persons.

The limited liability company agreement of PNK (Ohio), LLC (“PNK Ohio”) provides that a Covered Person will not be liable to PNK Ohio for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such Covered Person derived an improper personal benefit from the transaction.

The limited liability company agreement of PNK Ohio also provides that PNK Ohio shall indemnify and hold harmless a Covered Person to the fullest extent permitted by Ohio LLC Law if such Covered Person acted in good faith on behalf of PNK Ohio and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of PNK Ohio, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by PNK Ohio as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of PNK Ohio.

The limited liability company agreement of PNK (Ohio) II, LLC and of PNK (Ohio) III, LLC each provide that each person who is or was a member, or agent of such company, or is or was serving at the request of such company as a director, officer, partner, trustee, manager, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust, or other enterprise, may be indemnified by such company to the full extent permitted by Ohio law against any liability or loss (including attorneys’ fees) such person reasonably incurs in such capacity or arising out of acting in such capacity.

Registrants Incorporated or Organized in Texas

Pursuant to Section 101.402 of the Texas Limited Liability Company Act (“Texas LLC Law”), a Texas limited liability company may indemnify a person, pay in advance or reimburse expenses incurred by a person, and purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person.

The limited liability company agreement of each of PNK (SAM), LLC and PNK (SAZ), LLC (each a “Texas Company” and collectively, the “Texas Companies”) provides that a Covered Person will not be liable to such Texas Company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such Covered Person derived an improper personal benefit from the transaction.

The limited liability company agreement of each of the Texas Companies also provides that each of the Texas Companies shall indemnify and hold harmless a Covered Person to the fullest extent permitted by Texas LLC Law if such Covered Person acted in good faith on behalf of such Texas Company and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of such Texas Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by such Texas Company as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such Texas Company.

Item 16.	Exhibits.

The following exhibits are filed herewith unless otherwise indicated:

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
4.1	Restated Certificate of Incorporation of Pinnacle Entertainment, Inc., as amended, is hereby incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on May 9, 2005. (SEC File No. 001-13641)
4.2	Restated Bylaws of Pinnacle Entertainment, Inc., as of May 24, 2011, are hereby incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 26, 2011. (SEC File No. 001-13641)
4.3*	Form of Base Senior Note Indenture
4.4*	Form of Base Senior Subordinated Note and Subordinated Note Indenture
4.5**	Form of Warrant Agreement
4.6**	Form of Warrant Certificate (included in Exhibit 4.5)
4.7**	Form of Deposit Agreement
4.8**	Form of Depositary Receipt (included in Exhibit 4.7)
4.9**	Form of Purchase Contract Agreement
4.10	Specimen certificate for shares of common stock, $0.10 par value per share, of Pinnacle Entertainment, Inc. is hereby incorporated by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012. (SEC File No. 001-13641)
4.11**	Form of Certificate of Designation
4.12**	Form of Preferred Stock Certificate
4.13	Certificate of Designation of the Series A Junior Participating Preferred Stock is hereby incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed on November 7, 2014. (SEC File No. 001-13641)
4.14	Rights Agreement, dated as of November 6, 2014, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent, is hereby incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on November 7, 2014. (SEC File No. 001-13641)
5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP
12.1*	Computation of Ratio of Earnings to Fixed Charges
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)
24.1*	Power of Attorney
25.1**	Statement of Eligibility Under The Trust Indenture Act of 1939 on Form T-1 for the indenture referenced in Exhibit 4.3 above
25.2**	Statement of Eligibility Under The Trust Indenture Act of 1939 on Form T-1 for the indenture referenced in Exhibit 4.4 above

*   Filed herewith

** To be filed by post-effective amendment to the Registration Statement or incorporated by reference as an exhibit to a current report on Form 8-K in the event of an offering of the specified securities.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(e) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of any warrant or right subscription period, to set forth the results of any warrant or right subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director

* Stephen C. Comer	Director

* Desiree Rogers	Director

* Bruce A. Leslie	Director

* James L. Martineau	Director and Chairman of the Board

* Jaynie Miller Studenmund	Director

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

ACE Gaming, LLC a New Jersey limited liability company

By:	its Sole Member

Pinnacle Entertainment, Inc., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Chairman of the Board and Chief Executive Officer (Principal Executive Officer) of Registrant, Chief Executive Officer and Director of Pinnacle Entertainment, Inc., Sole Member of Registrant

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Chief Financial Officer and Treasurer of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., Sole Member of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

AMERISTAR CASINO BLACK HAWK, INC., a Colorado corporation

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Sole Director, President, Chief Financial Officer and Treasurer of Registrant (Principal Financial and Accounting Officer)

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

AMERISTAR CASINO COUNCIL BLUFFS, INC., an Iowa corporation

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Sole Director, President, Chief Financial Officer and Treasurer of Registrant (Principal Financial and Accounting Officer)

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

AMERISTAR CASINO EAST CHICAGO, LLC, an Indiana limited liability company

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, Sole Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Ameristar East Chicago Holdings, LLC, the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Ameristar East Chicago Holdings, LLC, the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Ameristar East Chicago Holdings, LLC, the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Ameristar East Chicago Holdings, LLC, the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Ameristar East Chicago Holdings, LLC, the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Ameristar East Chicago Holdings, LLC, the Sole Member of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Ameristar East Chicago Holdings, LLC, the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Ameristar East Chicago Holdings, LLC, the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

AMERISTAR CASINO KANSAS CITY, INC., a Missouri corporation

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Sole Director, President, Chief Financial Officer and Treasurer of Registrant (Principal Financial and Accounting Officer)

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

AMERISTAR CASINO SPRINGFIELD, LLC, a Massachusetts limited liability company

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, Sole Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

AMERISTAR CASINO ST. CHARLES, INC., a Missouri corporation

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Sole Director, President, Chief Financial Officer and Treasurer of Registrant (Principal Financial and Accounting Officer)

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

AMERISTAR CASINO VICKSBURG, INC., a Mississippi corporation

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Sole Director, President, Chief Financial Officer and Treasurer of Registrant (Principal Financial and Accounting Officer)

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

AMERISTAR EAST CHICAGO HOLDINGS, LLC, an Indiana limited liability company

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, Sole Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

AMERISTAR LAKE CHARLES HOLDINGS, LLC, a Louisiana limited liability company

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, Sole Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

AREP BOARDWALK PROPERTIES LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Chairman of the Board and Chief Executive Officer of Registrant (Principal Executive Officer) and Director and Chief Executive Officer of Pinnacle Entertainment, Inc., Sole Member of Registrant

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Chief Financial Officer and Treasurer of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., Sole Member of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Director, Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

BOOMTOWN, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer and President of Registrant and Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Chief Financial Officer (Principal Financial and Accounting Officer) of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

CACTUS PETE’S, INC., a Nevada corporation

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Sole Director, President, Chief Financial Officer and Treasurer of Registrant (Principal Financial and Accounting Officer)

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

CASINO MAGIC, LLC, a Minnesota limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer and President of Registrant and Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer) of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

LOUISIANA-I GAMING, a Louisiana Partnership in Commendam

By:	its General Partner

BOOMTOWN, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer and President of Boomtown, LLC, the General Partner of Registrant and Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Chief Financial Officer of Boomtown, LLC, the General Partner of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

OGLE HAUS, LLC, an Indiana limited liability company

By:	its Sole Member

BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company

	By:	its Sole Member
PINNACLE ENTERTAINMENT, INC., a Delaware corporation

		By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

PNK (BATON ROUGE) PARTNERSHIP, a Louisiana general partnership

By:	its Managing Partner

PNK DEVELOPMENT 8, LLC, a Delaware limited liability company

	By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 8, LLC, the Managing Partner of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

PNK (BOSSIER CITY), INC., a Louisiana corporation

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Sole Director, Chairman of the Board, Chief Executive Officer and President of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Treasurer of Registrant (Principal Financial and Accounting Officer)

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

PNK DEVELOPMENT 7, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez

Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

PNK DEVELOPMENT 8, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

PNK DEVELOPMENT 9, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

PNK Development 33, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer and President of Registrant and Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Chief Financial Officer (Principal Financial and Accounting Officer) of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

PNK Development 34, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer and President of Registrant and Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Chief Financial Officer (Principal Financial and Accounting Officer) of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

PNK Development 35, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer and President of Registrant and Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Chief Financial Officer (Principal Financial and Accounting Officer) of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company

By:	its Sole Member/Manager

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

PNK (Ohio), LLC, an Ohio limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer and President of Registrant and Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Treasurer of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

PNK (Ohio) II, LLC, an Ohio limited liability company

By:	its Sole Member

PNK (Ohio), LLC, an Ohio limited liability company

	By:	its Sole Member
PINNACLE ENTERTAINMENT, INC., a Delaware corporation

		By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer and President of Registrant and Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Treasurer of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

PNK (Ohio) III, LLC, an Ohio limited liability company

By:	its Sole Member

PNK (Ohio), LLC, an Ohio limited liability company

	By:	its Sole Member
PINNACLE ENTERTAINMENT, INC., a Delaware corporation

		By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer and President of Registrant and Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Treasurer of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK (Ohio), LLC, the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

PNK (RIVER CITY), LLC, a Missouri limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Chief Executive Officer of Registrant and Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Treasurer of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

PNK (SAM), LLC, a Texas limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

PNK (SAZ), LLC, a Texas limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

	By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

PRESIDENT RIVERBOAT CASINO-MISSOURI, INC., a Missouri corporation

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Sole Director and Chairman of the Board of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	Treasurer of Registrant (Principal Financial and Accounting Officer)

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 6th day of March, 2015.

YANKTON INVESTMENTS, LLC, a Nevada limited liability company

By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez, Sole Manager

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 6, 2015.

Signature	Title

* Anthony M. Sanfilippo	Director and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ Carlos A. Ruisanchez Carlos A. Ruisanchez	President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Desiree Rogers	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Jaynie M. Studenmund	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ Carlos A. Ruisanchez
Carlos A. Ruisanchez
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit No.	Description
1.1**	Form of Underwriting Agreement
4.1	Restated Certificate of Incorporation of Pinnacle Entertainment, Inc., as amended, is hereby incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on May 9, 2005. (SEC File No. 001-13641)
4.2	Restated Bylaws of Pinnacle Entertainment, Inc., as of May 24, 2011, are hereby incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on May 26, 2011. (SEC File No. 001-13641)
4.3*	Form of Base Senior Note Indenture
4.4*	Form of Base Senior Subordinated Note and Subordinated Note Indenture
4.5**	Form of Warrant Agreement
4.6**	Form of Warrant Certificate (included in Exhibit 4.5)
4.7**	Form of Deposit Agreement
4.8**	Form of Depositary Receipt (included in Exhibit 4.7)
4.9**	Form of Purchase Contract Agreement
4.10	Specimen certificate for shares of common stock, $0.10 par value per share, of Pinnacle Entertainment, Inc. is hereby incorporated by reference to Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012. (SEC File No. 001-13641)
4.11**	Form of Certificate of Designation
4.12**	Form of Preferred Stock Certificate
4.13	Certificate of Designation of the Series A Junior Participating Preferred Stock is hereby incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A filed on November 7, 2014. (SEC File No. 001-13641)
4.14	Rights Agreement, dated as of November 6, 2014, between the Company and American Stock Transfer & Trust Company, LLC, as rights agent, is hereby incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A filed on November 7, 2014. (SEC File No. 001-13641)
5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP
12.1*	Computation of Ratio of Earnings to Fixed Charges
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1)
24.1*	Power of Attorney
25.1**	Statement of Eligibility Under The Trust Indenture Act of 1939 on Form T-1 for the indenture referenced in Exhibit 4.3 above
25.2**	Statement of Eligibility Under The Trust Indenture Act of 1939 on Form T-1 for the indenture referenced in Exhibit 4.4 above

*   Filed herewith

** To be filed by post-effective amendment to the Registration Statement or incorporated by reference as an exhibit to a current report on Form 8-K in the event of an offering of the specified securities